SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [  ]

Check the appropriate box:

  [   ] Preliminary Proxy Statement
  [   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement
  [   ] Definitive Additional Materials
  [   ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

SIMMONS FIRST NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14- 6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

2)	Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

4)	Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

5)	Total fee paid:

-------------------------------------------------------------------------------

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee if offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

-------------------------------------------------------------------------------

2)	Form, Schedule or Registration No.:

-------------------------------------------------------------------------------

3)	Filing Party:

-------------------------------------------------------------------------------

4)	Date Filed:

-------------------------------------------------------------------------------

SIMMONS FIRST NATIONAL CORPORATION

March 18, 2010

Dear Shareholder:

It is our pleasure to enclose the 2009 annual report for your corporation.

Our annual shareholders’ meeting will be held on the evening of Tuesday, April 20, 2010 at the Pine Bluff Convention Center.  As is our custom, you and your spouse, or guest, are cordially invited to join us for dinner, which will be served at 6:30 p.m.  The business meeting will follow at approximately 7:30 p.m.

This year, you will find your dinner reservation card located inside the annual report. Please fill this out and return at your earliest convenience.

We thank you again for your support, and we look forward to seeing you April 20.

Sincerely,

/s/ J. Thomas May

J. Thomas May
Chairman and Chief Executive Officer

P. O. BOX 7009     501 MAIN STREET     PINE BLUFF, AR 71611-7009     (870) 541-1000     www.simmonsfirst.com

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, at 7:30 P.M., on Tuesday, April 20, 2010 for the following purposes:

1.	To fix at 10 the number of directors to be elected at the meeting;

2.	To elect 10 persons as directors to serve until the next annual shareholders' meeting and until their successors have been duly elected and qualified;

3.	To consider adoption of the Simmons First National Corporation Executive Stock Incentive Plan - 2010;

4.
To ratify the Audit Committee's selection of the accounting firm of BKD, LLP as independent auditors of Simmons First National Corporation and its subsidiaries for the year ending December 31, 2010; and

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on February 19, 2010, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

  /s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 18, 2010

ANNUAL MEETING OF SHAREHOLDERS

SIMMONS FIRST NATIONAL CORPORATION
P. O. Box 7009
Pine Bluff, Arkansas 71611

PROXY STATEMENT
Meeting to be held on April 20, 2010
Proxy and Proxy Statement furnished on or about March 18, 2010

The enclosed proxy is solicited on behalf of the Board of Directors of Simmons First National Corporation (the "Company") for use at the annual meeting of the shareholders of the Company to be held on Tuesday, April 20, 2010, at 7:30 p.m., at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, or at any adjournment or adjournments thereof. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice.

REVOCABILITY OF PROXY

Any shareholder giving a proxy has the power to revoke it at any time before it is voted.

COSTS AND METHOD OF SOLICITATION

The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

OUTSTANDING SECURITIES AND VOTING RIGHTS

At the meeting, holders of the $0.01 par value Class A common stock (the "Common Stock") of the Company, the only class of stock of the Company outstanding, will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on February 19, 2010. On that date, the Company had outstanding 17,118,963 shares of the Common Stock; 2,036,797 of such shares were held by Simmons First Trust Company ("SFTC"), in a fiduciary capacity, of which 89,161 shares will not be voted at the meeting.  Hence, 17,029,802 shares will be deemed outstanding and entitled to vote at the meeting.

All actions requiring a vote of the shareholders must be taken at a meeting in which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each proposal subject to a shareholder vote, other than the election of directors, approval requires that the votes cast for the proposal exceed the votes cast against it.  The election of directors will be approved, if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by Registrar and Transfer Company, the transfer agent for the Common Stock.

With respect to the election of directors, a shareholder may withhold authority to vote for all nominees by checking the box "withhold authority for all nominees" on the enclosed proxy or may withhold authority to vote for any nominee or nominees by checking the box "withhold authority for certain nominees" and lining through the name of such nominee or nominees for whom the authority to vote is withheld as it appears on the enclosed proxy. The enclosed proxy also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

If your shares are held in a brokerage account or by another nominee, you are considered the "beneficial owner" of shares held in "street name," and these proxy materials have been forwarded to you by your broker or nominee (the "record holder") along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item. Under Financial Industry Regulatory Authority and New York Stock Exchange rules, brokers or other nominees may not exercise discretionary voting power on certain matters. Brokers or other nominees may exercise discretionary voting power for Item 4 (the ratification of BKD, LLP as our independent auditor), but not for Items 1, 2 and 3 (number of directors, election of directors and approval of equity incentive plan). As a result, if you do not provide specific voting instructions to your record holder, under the regulatory rules, the record holder may vote the shares in its discretion on Item 4 (the ratification of BKD, LLP as our independent auditor), but not for Items 1, 2 and 3 (number of directors, election of directors and approval of equity incentive plan). In prior years, brokers and other nominees had discretionary voting power with respect to the election of directors, but beginning this year, brokers and other nominees no longer have authority to vote your shares in the election of directors. Accordingly, it is particularly important that you provide voting instructions to your broker or other nominee so that your shares may be voted in the election of directors.

If your shares are treated as a broker non-vote or abstention, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will not be included in vote totals (neither for nor against) and therefore will not affect the outcome of the vote on any of the Items being voted upon.

In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy will be voted "For" such proposals. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board of Directors has no knowledge of any such other matter which will come before the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary Compensation Table and by all Directors and Executive Officers as a group.

Name and Address of Beneficial Owner	Shares Owned Beneficially [a]	Percent of Class
Simmons First National Corporation
Employee Stock Ownership Trust [b]	1,011,969	5.92%
501 Main Street
Pine Bluff, AR 71601
J. Thomas May [c]	190,780	1.12%
Robert A. Fehlman [d]	27,984	*
David L. Bartlett [e]	35,097	*
Marty D. Casteel [f]	28,769	*
Robert C. Dill [g]	55,090	*
All directors and officers as a group (14 persons)	459,001	2.69%
_________________________
*  The shares beneficially owned represent less than 1% of the outstanding common shares.
[a]
Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

[b]
The Simmons First National Corporation Employee Stock Ownership Plan ("ESOP") purchases, holds and disposes of shares of the Company's stock. The Nominating, Compensation and Corporate Governance  Committee ("NCCGC") and the Chief Executive Officer, pursuant to delegation of authority from the NCCGC, directs the trustees of the ESOP concerning when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the ESOP.  Shares held by the ESOP may be voted only in accordance with the written instructions of the plan participants, who are all employees or former employees of the Company and its subsidiaries.

[c]
Mr. May owned of record 157,912 shares; 19,506 shares were held in his IRA accounts; 1,290 shares were owned by his wife; 3,467 shares are owned by his stepson; 8,605 shares are held in his fully vested account in the ESOP.

[d]
Mr. Fehlman owned of record 5,855 shares; 4,608 shares were held in his fully vested account in the ESOP; 229 shares were held in his account in SFNC Employee Stock Purchase Plan and 17,292 shares were deemed held through exercisable stock options.

[e]	Mr. Bartlett owned of record 7,159 shares; 12,040 shares were owned in the Bartlett Family Trust; 740 shares were held in his fully vested account in the ESOP and 15,158 shares were deemed held through exercisable stock options.
[f]
Mr. Casteel owned of record 4,754 shares; 3,451 shares were owned jointly with his wife; 7,549 shares were held in his fully vested account in the ESOP; 691 shares were held in his account in SFNC Employee Stock Purchase Plan and 12,124 shares were deemed held through exercisable stock options.

[g]
Mr. Dill owned of record 11,922 shares; 102 shares were owned jointly with his spouse; 4,368 shares in his IRA; 24,548 shares in his fully vested account in the ESOP and 14,150 shares were deemed held through exercisable stock options.

ELECTION OF DIRECTORS

The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at ten (10) and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on April 20, 2010, or such other date upon which a successor is duly elected and qualified. The Board has determined that each of the nominees for director, except J. Thomas May, satisfy the requirements to be an independent director as set forth in the listing standards of NASDAQ.

The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

William E. Clark II

Mr. Clark was elected to the Board in 2008.  He is the Chief Executive Officer of Clark Contractors, LLC, a general contractor involved in commercial construction throughout the United States.  Prior to the formation of Clark Contractors, LLC in 2009, he was employed by CDI Contractors from 1994 through 2009, where he served in various capacities culminating in his serving as Chief Executive Officer from 2007 to 2009.  Mr. Clark received a B.S.B.A. degree in Business Management from the University of Arkansas in 1991.

He is a past president/chairman for the UAMS Consortium and Arkansas Children's Hospital Committee for the Future, a member of Fifty for the Future, Young President's Organization, Chenal Valley Church, Arkansas Children's Hospital Foundation, First Tee of Central Arkansas, St. Vincent Foundation, UAMS Foundation and the Winthrop P. Rockefeller Cancer Institute.

The Board of Directors believes that Mr. Clark's experience within the commercial construction industry provides needed skills in the assessment of the construction industry utilized by the Company in setting policies involving the allocation of credit and lending priorities.

Steven A. Cossé

Mr. Cossé was elected to the Board in 2004.  He is the Executive Vice President and General Counsel for Murphy Oil Corporation, a Fortune 500 company listed on the New York Stock Exchange.  He has served as general counsel since 1991 and has also previously served as Senior Vice President, Vice President and Principal Financial Officer. Prior to joining Murphy Oil Corporation as general counsel, he served for eight years as General Counsel for Ocean Drilling & Exploration Company in New Orleans, Louisiana, a NYSE listed, majority-owned subsidiary of Murphy Oil Corporation.  Mr. Cossé received a B.A. degree in Government from Southeastern Louisiana University in 1969 and a Juris Doctorate degree from Loyola University in 1974.

Mr. Cossé also serves on the boards of the National Association of Manufacturers, Simmons First Bank of El Dorado and SHARE Foundation (chairman). He is past chairman of the South Arkansas Chapter of the American Red Cross and is on the advisory board of Turning Point. Mr. Cossé is a member of the American Petroleum Institute, Louisiana Bar Association, Arkansas Bar Association and Union County Bar Association.

The Board of Directors believes that Mr. Cossé's experience as a senior executive officer and  general counsel, and his prior experience serving as principal financial officer, provides needed skills in the assessment of the oil industry utilized by the Company in setting policies involving the allocation of credit and lending priorities and in the legal and financial issues facing publicly traded companies.

Edward Drilling

Mr. Drilling was elected to the Board in 2009.  He is the President of AT&T Arkansas, a position he has held since 2002.  Mr. Drilling joined Southwestern Bell Telephone Company in 1979 and has served the company continuously in many capacities, including 15 years in various operations positions, including customer service and marketing, and eight years in the External Affairs organization prior to becoming President of the Arkansas Division. Mr. Drilling received a B.S. degree in marketing from the University of Arkansas in 1978 and graduated from the Emory University Advanced Management Program in 1991.

Mr. Drilling serves as a director on a wide variety of boards, including Arkansas Children's Hospital Board of Trustees, The Arkansas Children's Hospital Research Institute Board, UAMS Foundation Fund Board, University of Arkansas Board of Advisors, Vice Chair of Arkansas State Chamber of Commerce, Little Rock Chamber of Commerce Board of Directors, Sam M. Walton College of Business Dean's Executive Advisory Board, Board of Trustees of Lyon College and Fifty for the Future.

The Board of Directors believes that Mr. Drilling's experience as an executive within the telecommunication and information technology industry provides needed skills in the assessment of the information technology industry utilized by the Company in setting policies involving the allocation of credit and lending priorities and valuable insights involving the executive management of a large enterprise.

Eugene Hunt

Mr. Hunt was appointed to the Board in 2009 and now stands for election to the Board for the first time in 2010.  He is an attorney in private practice in Pine Bluff, Arkansas.   Mr. Hunt began his practice in 1972 and has thereafter been involved in the active practice of law within Arkansas, primarily in Southeast Arkansas. He served as Judge on the Arkansas Court of Appeals from August through December, 2009 and has served as a Special Circuit Judge and Special Justice on the Arkansas Supreme Court.   Additionally, he served as Director of the Child Support Enforcement Unit, Jefferson County, Arkansas from 1990-2001. Mr. Hunt received a B.A. degree in History and Government from Arkansas AM&N College in 1969 and a Juris Doctorate degree from the University of Arkansas Law School in 1971.

Mr. Hunt also serves on the boards of Pine Bluff Downtown Development, Jefferson Industrial Foundation, Jefferson Hospital and Youth Partners.  He is a member of the NAACP, ACORN, Fifty for the Future and the Pine Bluff Entrepreneur Collaborative Initiative.  Mr. Hunt has also served as an NAACP Affiliate Attorney since 1978.

The Board of Directors believes that Mr. Hunt's experience as an attorney and his long term familiarity with the business and social environment in southeastern Arkansas provides needed skills and insight in the small business and consumer needs of the Company's banking customers in one of its major markets, southeastern Arkansas.

George A. Makris, Jr.

Mr. Makris was elected to the Board in 1997.   He is the President of M.K. Distributors, Inc., a beverage distributor in Pine Bluff and southeastern Arkansas. Mr. Makris has been employed by M. K. Distributors, Inc. since 1980 and has served as President since 1985.  Mr. Makris previously served as a member of the board of directors of National Bank of Commerce (later known as Worthen Bank of Pine Bluff) from 1985 to 1996 and served as Chairman of the Board from 1994 to 1996.  Mr. Makris received a B.A. degree in Business Administration from Rhodes College in 1978 and an M.B.A. from the University of Arkansas in 1980.

Mr. Makris also serves on the board of directors of the Economic Development Alliance of Jefferson County and the board of visitors of University of Arkansas for Medical Sciences, College of Medicine. He has previously served as Chairman of the Board of Trustees of Jefferson Regional Medical Center, Chairman of the Board of Trustees of the Arts and Science Center for Southeast Arkansas, Chairman of the Board of Directors of the Economic Development Alliance for Jefferson County, Chairman of the Board of Directors of the Greater Pine Bluff Chamber of Commerce, Chairman of the King Cotton Classic Basketball Tournament, Chairman of the Board of Trustees of Trinity Episcopal School, a Director of Simmons First National Bank, a Director of the National Beer Wholesalers Association, a Director of the Wholesale Beer Distributors of Arkansas,  and a member of the Board of Visitors of  the University of Arkansas at Pine Bluff.

The Board of Directors believes that Mr. Makris' experience as a business executive and long term resident of central and southeastern Arkansas provides needed skills and insight into the business community within Arkansas and the executive management of a successful business enterprise.

J. Thomas May

Mr. May was elected to the Board in 1987.   He is the Chairman and Chief Executive Officer of the Company.  He was elected as the president of the Company in 1987.  In 1994, he was elected Chief Executive Officer.  He became Chairman and Chief Executive Officer upon his election as Chairman of the Board of the Company in 1996.  Mr. May received a B.S.B.A. degree in Business from the University of Arkansas in 1971 and an M.B.A. in Business from the University of Arkansas in 1972.   Mr. May is a veteran having served in the U. S. Marine Corps.

Mr. May also serves on the Board of Directors of University of Arkansas Foundation, the University of Arkansas Board of Advisors, the University of Arkansas Walton School of Business Dean's Advisory Board, the Arkansas Executive Forum, Arkansas Blue Cross Blue Shield, Baptist Health of Arkansas, the Federal Reserve Bank of St. Louis, and The Arkansas Research Alliance.  Mr. May has previously served as Chairman of the Arkansas Bankers Association, Chairman of the University of Arkansas Board of Trustees; President, Director and Campaign Chairman for United Way of Southeast Arkansas; Chairman of the Jefferson County Port Authority, a member of the board of directors of the Jefferson County Industrial Foundation and a member of the board of directors of Southwest School of Banking.

The Board of Directors believes that Mr. May's experience and past performance, as the Chairman and Chief Executive Officer of the Company, provides needed skills and insight into the banking and financial services business conducted by the Company.

W. Scott McGeorge

Mr. McGeorge was elected to the Board in 2005.  He works for a group of family owned companies that include Pine Bluff Sand & Gravel Co., McGeorge Contracting Co., Inc. and Cornerstone Farm and Gin Co., where he serves as President, Chairman and Senior VP and Vice President, respectively. The companies perform marine construction in a multistate regional area, build highways and similar projects, mine various minerals and produce and sell stone products, asphalt pavement and sand. Cornerstone is engaged in farming operations.

Mr. McGeorge previously served on the Board of National Bancshares Corporation and its wholly owned subsidiary National Bank of Commerce of Pine Bluff during the mid 1980s before it was purchased by Boatmen's Bank. He was on the commercial and industrial loan committee, which approved the largest loans the bank made. Mr. McGeorge received a B.S. degree in Business Administration from the University of Arkansas in 1965. He graduated from U. S. Coast Guard Officer Candidate School and served as an officer in the U. S. Coast Guard for three years.

Mr. McGeorge serves as Secretary of the Board of Directors of the National Stone Sand and Gravel Association in Alexandria, Virginia, is a member of the Boards of Directors of Dredging Contractors of America and National Waterways Conference, both located in Washington, D.C. and is Past President and a current Director of Mississippi Valley Associated General Contractors in Memphis, Tennessee. He is active in many local and civic activities.  He is President of Trinity Foundation, a charitable foundation that seeks to improve the lives of residents of Pine Bluff, Little Rock and the surrounding areas through grants for scholarships, support of educational institutions and other civic activities.

The Board of Directors believes that Mr. McGeorge's experience in the construction, materials, mining and agricultural industries, as well as his experience and past performance as the president of a large successful business enterprise, provides needed skills and insight into the overall business and industrial climate and the executive management of a large successful business enterprise.

Stanley E. Reed

Mr. Reed was elected to the Board in 2007.  Mr. Reed and his family are the owners and operators of a 5,500 acre cotton, rice and soybean farming operation in Lee County and St. Francis County, Arkansas.  Mr. Reed served as the President of the Arkansas Farm Bureau Federation and the Farm Bureau Mutual Insurance Company of Arkansas, Inc.  from 2003 to 2008.  He served as a member of the board of directors of the Southern Farm Bureau Life Insurance Company from 2000 to 2009 and as vice chairman of the Southern Farm Bureau Casualty Insurance Company from 2006 to 2009. Mr. Reed received a B.S. in Agricultural Engineering from the University of Arkansas in 1973 and a Juris Doctorate from the University of Arkansas Law School in 1976.  Mr. Reed has been a licensed attorney in the State of Arkansas since 1976.

Mr. Reed has served as the Chairman and a member of the Board of Trustees of the University of Arkansas System and as a member of the Board of Trustees or Directors of the Brandon Burlsworth Foundation, Arkansas Farm Bureau Federation, American Farm Bureau, Farm Bureau Mutual Insurance of Arkansas, Southern Farm Bureau Casualty Insurance Company, Southern Farm Bureau Life Insurance Company and Baptist Health System.

The Board of Directors believes that Mr. Reed's experience in agribusiness and insurance as well as his experience and past performance as the president of a large mutual insurance company, provides needed skills and insight into the overall business climate, agriculture industry, financial services industry and the executive management of a large successful business enterprise.

Harry L. Ryburn

Dr. Ryburn was elected to the Board in 1976.  He is retired from the private practice of orthodontics in Southeast Arkansas.  Dr. Ryburn is certified by the Arkansas State Dental Board, the Arkansas State Specialty Board (orthodontics), the Missouri State Dental Board and the Texas State Dental Board.  Dr. Ryburn actively practiced for 41 years prior to his retirement in 2005.  Dr. Ryburn has been involved in private investments, real estate development and farming operations.  In addition to his 34 years of service on the board of directors of the Company, Dr. Ryburn has also served during that period on the board of directors of the Company's lead bank, Simmons First National Bank. He serves on the executive committees of the Company and the lead bank, the Audit & Security Committee of the Company, the lead bank's senior loan committee and the NCCGC.  Additionally, he currently serves as the lead director of the Company, Chairman of the Executive Committees of the Company and the lead bank and Chairman of the NCCGC.  He attended University of Arkansas at Monticello where he studied Pre-Dentistry.  Thereafter, he received a D.D.S. degree from Washington University in 1960 and an M.S. degree in orthodontics from Washington University in 1964.  Dr. Ryburn is a veteran, having served in the U. S. Air Force.

Dr. Ryburn is a member of numerous professional dentistry, orthodontics, civic and community organizations.  He has previously served on the boards of the United Way of Jefferson County, Pine Bluff Little League Baseball, Arkansas Post Girl Scout Council, Pine Bluff Babe Ruth Baseball and as a member of the Pine Bluff Chamber of Commerce.

The Board of Directors believes that Dr. Ryburn's experience, in a health related profession and his long term experience as a director of the Company and the lead bank, provides needed skills and insight into the southeastern Arkansas business community and the successful operation of a banking and financial services enterprise.

Robert L. Shoptaw

Mr. Shoptaw was elected to the Board in 2006.  Mr. Shoptaw retired as president of Arkansas Blue Cross Blue Shield ("ABCBS"), a mutual health insurance company in 2008, terminating his 39 years of service to that organization.  During the 1970's and 1980's, he served in various management and executive capacities with a primary focus in medical services management, professional relations and government programs administration (Medicare administrative operations). In 1987, Mr. Shoptaw became the Executive Vice President and Chief Operating Officer of ABCBS and was named President and CEO in 1994.  After retiring as President and CEO in 2008, he remains on the Board of Directors of ABCBS and serves as Chairman of the Board. Mr. Shoptaw received a B.A. in Economics from Arkansas Tech University in 1968 and an M.B.A. from Webster University in business administration and health services management.  He also completed the Advanced Management Program at Harvard University Business School in 1991.

Mr. Shoptaw serves as a member of the board of directors of Arkansas Center for Health Improvement and the Little Rock Metrocentre Improvement District.

The Board of Directors believes that Mr. Shoptaw's experience and past performance as the president of a large mutual health insurance company, provides needed skills and insight into the health care industry, health insurance industry and the executive management of a large successful business enterprise.

The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:

		Principal	Director	Shares	Percent
Name	Age	Occupation	Since	Owned [a]	of Class
William E. Clark, II	40	Chairman and CEO,	2008	650	*
		Clark Contractors, LLC
		(Construction)

Steven A. Cossé	62	Executive Vice President	2004	7,000 [b]	*
		and General Counsel,
		Murphy Oil Corporation

Edward Drilling	54	Arkansas President, AT&T Corp.	2008	1,350	*

Eugene Hunt	64	Attorney	2009	693 [c]	*

George A. Makris, Jr.	53	President, M. K.	1997	51,400 [d]	*
		Distributors, Inc.
		(Beverage Distributor)

J. Thomas May	63	Chairman and CEO of the	1987	190,780 [e]	1.12%
		Company; Chairman and
		CEO of Simmons First
		National Bank

W. Scott McGeorge	66	President, Pine Bluff	2005	41,195 [f]	*
		Sand and Gravel Company

Stanley E. Reed	58	Farmer	2007	7,150 [g]	*

Harry L. Ryburn	74	Orthodontist (retired)	1976	7,597 [h]	*

Robert L. Shoptaw	63	Retired Executive, Arkansas	2006	4,050 [i]	*
		Blue Cross and Blue Shield
__________________
*	The shares beneficially owned represent less than 1% of the outstanding common shares.
[a]
"Beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

[b]	Mr. Cossé owned 5,000 shares jointly with his spouse and 2,000 shares are deemed held through exercisable stock options.
[c]	Mr. Hunt owned 438 shares jointly with his wife; and 255 shares are held in his IRA.
[d]
Mr. Makris owned 17,600 shares jointly with his wife; 3,000 shares are held in his IRA; 3,500 shares are held in his wife's IRA; 23,300 shares are held by his children; 2,000 shares are held in trusts for  which Mr. Makris is the trustee and 2,000 shares are deemed held through exercisable stock options.

[e]
Mr. May owned of record 157,912 shares; 19,506 shares were held in his IRA accounts; 1,290 shares were owned by his wife; 3,467 shares are owned by his stepson; 8,605 shares are held in his fully vested account in the ESOP.

[f]	Mr. McGeorge owned of record 38,771 shares; 424 shares were owned by his spouse; and 2,000 shares are deemed held through exercisable stock options.
[g]	Mr. Reed owned of record 650 shares; 500 shares jointly with his wife; 5,000 shares are held in his IRA; and 1,000 shares are deemed held through exercisable stock options.
[h]
Dr. Ryburn owned of record 1,000 shares; Dr. Ryburn and his wife are general partners in a family limited partnership which owns 123,624 shares of which 2,472 shares held by the partnership are attributable to Dr. Ryburn; 125 shares are held by Greenback Investment Club which are attributable to Dr. Ryburn and 4,000 shares are deemed held through exercisable stock options.

[i]	Mr. Shoptaw owned of record 650 shares; 2,400 shares were held in his IRA and 1,000 shares are deemed held through exercisable stock options.

Committees and Related Matters

During 2009, the Board of Directors of the Company maintained and utilized the following committees: Executive Committee, Audit & Security Committee and Nominating, Compensation and Corporate Governance Committee ("NCCGC").

During 2009, the Audit & Security Committee was composed of  George A. Makris, Jr. (Chairman), William E. Clark, II, Eugene Hunt, W. Scott McGeorge, Stanley E. Reed and Harry L. Ryburn.  This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls.  During 2009, this committee met 16 times.

The NCCGC was composed of Harry L. Ryburn (Chairman), William E. Clark, II, Steven A. Cossé, Edward Drilling, George A. Makris, Jr., W. Scott McGeorge, Stanley E. Reed and Robert L. Shoptaw.  During 2009, the Nominating, Compensation and Corporate Governance Committee met 7 times.

The Company encourages all board members to attend the annual meeting.  Historically, the directors of the Company and its subsidiaries are introduced and acknowledged at the annual meeting. All of the directors who stood for election at the 2009 annual meeting attended the Company's 2009 annual meeting.

The Board of Directors of the Company met 9 times during 2009, including regular and special meetings.  No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all committees meetings on which such director served.

Board Leadership Structure

The Company's Corporate Governance Principles and Procedures do not mandate the separation of the offices of Chairman of the Board and Chief Executive Officer.  The Board believes that a unified leadership structure with an experienced executive management team is more beneficial to the Company than a bifurcated leadership structure mandating the separation of the Chairman and the CEO. Over the tenure of the last several CEOs, there have been periods where the offices of Chairman and CEO were held by different persons generally following the election of a new CEO.  However, after the leadership attributes of the new CEO have been demonstrated, the Board has chosen to return to a unified leadership structure.  The Board believes that it is in the best interests of the Company to provide flexibility in the Company's leadership structure to address differences in the Company's operating environment as well as differences in the experience, skills and capabilities of the executive management team serving the Company from time to time.

J. Thomas May currently serves as Chairman and CEO and has done so since 1996.  At the time of his election, the Board believed that it was in the best interests of the Company to have a single person serve as Chairman and CEO to provide unified leadership and direction. The Board still believes this is in the Company's best interest, however, the Board is authorized to separate these positions should circumstances change in the future.

In an effort to strengthen independent oversight of management and to provide for more open communication, Dr. Harry L. Ryburn currently serves as Chairman of the Executive Committee and Lead Director.  Dr. Ryburn, as an independent Lead Director, chairs executive sessions of the Board conducted without management. These sessions are held during each scheduled Board meeting.  Management also periodically meets with the Lead Director to discuss Board and Executive Committee agenda items.

Transactions with Related Persons

From time to time, Simmons First National Bank, Simmons First Bank of Russellville, Simmons First Bank of South Arkansas, Simmons First Bank of Jonesboro, Simmons First Bank of Searcy, Simmons First Bank of Northwest Arkansas,  Simmons First Bank of El Dorado, N.A. and Simmons First Bank of Hot Springs, banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, employees and members of their immediate families, and from time to time directors, officers, employees and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  The Company generally considers banking relationships with directors and their affiliates to be immaterial and as not affecting a director's independence so long as the terms of the credit relationship are similar to those with other comparable borrowers.

In assessing the impact of a credit relationship on a director's independence, the Company deems any extension of credit which complies with Federal Reserve Regulation O to be consistent with director independence.  The Company believes that normal, arms'-length banking relationships entered into in the ordinary course of business do not negate a director's independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the subsidiary banks of the Company with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred nor may any such loans be classified or disclosed as non-accrual, past due, restructured or a potential problem loan. The Company's Board of Directors will review any credit to a director or his affiliates that is criticized by internal loan review or a bank regulatory agency in order to determine the impact that such classification may have on the director's independence.

Policies and Procedures for Approval of Related Party Transactions

Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders.

Management carefully reviews all proposed related party transactions, other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arms'-length transaction with an unrelated third party.   Management reports to the Executive Committee and then to the Board of Directors on all proposed material related party transactions.  Upon the presentation of a proposed related party transaction to the Executive Committee or the Board, the related party is excused from participation in discussion and voting on the matter.

Role of Board in Risk Oversight

The Board of Directors has responsibility for the oversight of risk management. The Board, either as a whole or through its committees, regularly discusses with management the Company's major risk exposures, their potential impact on the Company and the steps being taken to manage them.

While our Board is ultimately responsible for risk oversight, the Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit & Security Committee, composed of independent directors, focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company's policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The NCCGC, composed of independent directors, focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, corporate governance and compensation policies and programs.

Communication with Directors

Shareholders may communicate directly with the Board of Directors of the Company by sending correspondence to the address shown below.  If the shareholder desires to communicate with a specific director, the correspondence should be addressed to such director.  Any such correspondence addressed to the Board of Directors will be forwarded to the Chairman of the Board for review.  The receipt of the correspondence and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken.  Correspondence addressed to a specific director will be delivered to such director promptly after receipt by the Company.  Each such director shall review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board of Directors at its next meeting, so that the appropriate action, if any, may be taken.

Correspondence should be addressed to:
Simmons First National Corporation
Board of Directors
Attention: (Chairman or Specific Director)
P. O. Box 7009
Pine Bluff, Arkansas 71611

NOMINATING, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

During 2009, the Nominating, Compensation and Corporate Governance Committee  ("NCCGC") was composed of Harry L. Ryburn (Chairman), William E. Clark, II, Steven A. Cossé, Edward Drilling, George A. Makris, Jr., W. Scott McGeorge, Stanley E. Reed and Robert A. Shoptaw, all of whom are independent in accordance with the NASDAQ listing standards.  A function of the NCCGC regarding nominations is to identify and recommend individuals to be presented for election or re-election as Directors.

Director Nominations and Qualifications

The Board of Directors has not adopted a charter for the NCCGC, but has adopted by resolution certain corporate governance principles and procedures regarding nominations and criteria for proposing or recommending proposed nominees for election and re-election to the Board of Directors.  The Board of Directors is responsible for recommending nominees for directors to the shareholders for election at the annual meeting.  The Board has delegated the identification and evaluation of proposed nominees to the NCCGC.  The identification and evaluation of potential directors is a continuing responsibility of the committee.  The NCCGC has not retained any third party to assist it in identifying candidates.  A proposed director may be recommended to the Board at any time, however, a proposed nominee for director to be elected at the annual meeting must be presented to the Board of Directors for consideration no later than December 31 of the year immediately preceding such annual meeting.

The NCCGC has not set any minimum qualifications for a proposed nominee to be eligible for recommendation to be elected as a director.  The corporate governance principles provide that the NCCGC shall consider the following criteria in evaluating proposed nominees for director:

*   Location of residence and business interests                      *   Type of business interests
*   Age                                                                                              *   Knowledge of financial services
*   Community involvement                                                          *   High leadership profile
*   Ability to fit with the Company's corporate culture            *   Equity ownership in the Company

There is no specified order or weighting of the foregoing criteria.  In evaluating potential nominees for director under the criteria set forth above, the NCCGC seeks nominees with diverse business and professional experience, skills, gender and ethnic background, as appropriate, in light of the current composition of the Board.  Additionally, the NCCGC seeks potential nominees residing throughout Arkansas to provide the Board with geographic diversity and insights into local and regional markets in which the Company is doing business.

The NCCGC has no specific policy on diversity other than, as described above, that it is one factor the committee considers when evaluating potential board candidates and incumbent directors for reelection. For purposes of diversity considerations, the NCCGC includes differences of viewpoint, professional experience, education and other individual qualities as well as race and gender.

Nominations from Shareholders

The NCCGC will consider nominees for the Board of Directors recommended by shareholders with respect to elections to be held at an annual meeting. In order for the NCCGC to consider recommending a shareholder proposed nominee for election at the annual meeting, the shareholder proposing the nomination must provide notice of the intention to nominate a director in sufficient time for the consideration and action by the NCCGC. While no specific deadline has been set for notice of such nominations, notice provided to the NCCGC by a shareholder on or before the deadline for submission of shareholder proposals for the next annual meeting (November 18, 2010 for the 2011 meeting) should provide adequate time for consideration and action by the NCCGC prior to the December 31 deadline for reporting proposed nominations to the Board of Directors.  Proposed nominations submitted after such date will be considered by the NCCGC, but no assurance can be made that such consideration will be completed and committee action taken by the NCCGC in time for inclusion of the proposed director in the proxy solicitation for the next annual meeting.

The notice of a shareholder's intention to nominate a director must include:

•
the name and address of the person or persons being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC's proxy rules if the person had been nominated for election by the Board of Directors;

•	Information regarding the shareholder making the nomination, including name, address and number of shares of SFNC that are beneficially owned by the shareholder;

•
a representation that the shareholder is entitled to vote at the meeting at which directors will be elected, and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of any arrangements or understandings between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is made; and

•	the consent of each such nominee to serve as a director, if elected.

The Chairman of the Board, other directors and executive officers may also recommend director nominees to the NCCGC.  The committee will evaluate nominees recommended by shareholders against the same criteria, described above, used to evaluate other nominees.

Compensation Committee Interlocks and Insider Participation

During 2009, the NCCGC was composed of  Harry L. Ryburn (Chairman), William E. Clark, II, Steven A. Cossé, Edward Drilling, George A. Makris, Jr., W. Scott McGeorge, Stanley E. Reed and Robert A. Shoptaw.  None of the committee members were employed by the Company during 2009.

During 2006, J. Thomas May served on the Compensation Committee of the Board of Directors of Arkansas Blue Cross and Blue Shield ("ABCBS"), a mutual insurance company.  Mr. Robert L. Shoptaw, who then served as the chief executive officer of ABCBS, was elected to the Board of Directors of the Company during 2006.  Mr. May has since resigned from the ABCBS Compensation Committee, but continues to serve on the Board of Directors of ABCBS.  Mr. Shoptaw retired from ABCBS on December 31, 2008, but still serves on the ABCBS Board of Directors.

NCCGC Processes and Procedures

Decisions regarding the compensation of the executives are made by the NCCGC. Specifically, the NCCGC has strategic and administrative responsibility for a broad range of issues, including the Company's compensation program to compensate key management employees effectively and in a manner consistent with the Company's stated compensation strategy and the requirements of the appropriate regulatory bodies. The Board appoints each member of the NCCGC and has determined that each is an independent director.

The NCCGC oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs, and certain employee benefits, subject to final action by the Board of Directors in certain cases.

During the first quarter of each calendar year, the NCCGC makes a specific review focusing on performance and awards for the most recently completed fiscal year and the completion of the process of setting the performance goals for the incentive compensation programs for the current year.

To assist in meeting the objectives outlined above, the Company has retained Blanchard Chase, a regional compensation and benefits consulting firm, to advise the NCCGC on a regular basis on the compensation and benefit programs. The Company engaged the consultant to provide general compensation consulting services, including executive compensation.  In addition, the consultant may perform special executive compensation projects and consulting services from time to time as requested by the NCCGC.

The Board of Directors, upon approval and recommendation from the NCCGC, determines and approves all compensation and awards to the CEO and other executives.  The NCCGC reviews the performance and compensation of the CEO.  The CEO reviews the performance and compensation of the other executive officers, including the other named executive officers and reports any significant issues or deficiencies to the NCCGC.  The members of the Company's Human Resources Group assist in such reviews.  The CEO and the Human Resources Group, at least annually, review the unified compensation classification program of the Company which determines the compensation of all salaried employees of the Company and its affiliates, including other named executives.  The Company's compensation program is based in part on market data provided by the compensation consultant.  The NCCGC and the Board also act upon the proposed grants of stock-based compensation prepared by the CEO for other executives.  Presently, the consultant's role is to assist such reviews by providing data regarding market practices and making specific recommendations for changes to plan designs and policies consistent with the Company's stated philosophies and objectives.

In determining the amount of named executive officer compensation each year, the NCCGC reviews competitive market data from the banking industry as a whole and the peer group specifically. It makes specific compensation decisions and grants based on such data, Company performance and individual performance and circumstances. With regard to formula-based incentives, the NCCGC sets performance targets using management's internal business plan, industry and market conditions and other factors.

Role of Compensation Consultants

The Company periodically engages compensation consultants to aid in the review of its compensation programs.  From time to time, the Company engages compensation consultants to provide national and regional general statistical information regarding compensation within the banking industry.  The data reviewed may include base salary, bonus, incentive programs, equity compensation, retirement and other benefits.  This information is used to validate the Company's classification of positions and salaries within its compensation policies.

The Company and the NCCGC also use compensation consultants to evaluate its executive and director compensation programs.  In 2009, the Company, with the approval of the NCCGC, engaged Blanchard Chase to review and provide recommendations on (i) the peer group used for comparison, (ii) executive compensation programs, (iii) director compensation programs and (iv) structural components of compensation programs which are under increased political and regulatory scrutiny. The NCCGC believes that Blanchard Chase provided objective advice to it and the Company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section is a discussion of certain aspects of the Company's compensation program as it pertains to the principal executive officer, the principal financial officer and the three other most highly-compensated executive officers during 2009.  These five persons are referred throughout as the "named executive officers." This discussion focuses on compensation and practices relating to the Company's most recently completed fiscal year and changes to such compensation and practices going forward.

The Company believes that the performance of each of the named executive officers has the potential to impact the profitability of the Company, in both the short-term and long-term.  Therefore, the Company places significant emphasis on the design and administration of its executive compensation program.

Executive Compensation Philosophy

The Company seeks to provide an executive compensation package that is significantly connected to the Company's overall financial performance, the increase in shareholder value, the success of the business entity directly affected by the executive's performance and the performance of the individual executive.  The main principles of this strategy include the following:

•	Salaries for associates and executives should be comparable to peer banking organizations.
•	Compensation programs should provide an incentive to increase individual performance.
•	Increased compensation is earned through an individual's increased contribution.
•	Total compensation opportunity should be comparable to that available at peer banking organizations when Company performance is good.

Objectives of Executive Compensation

The objectives of the executive compensation program are to:

(1)           attract and retain highly efficient and competent executive leadership,
(2)           encourage a high level of performance from the individual executive,

(3)	align compensation incentives with the performance of the business entity most directly impacted by the executive's leadership and performance,
(4)           enhance shareholder value, and
(5)           improve the overall performance of the Company.

The NCCGC strives to meet these objectives while maintaining market competitive compensation levels and ensuring that the Company makes efficient use of its shares and has predictable expense recognition.

Peer Comparison

In determining the amount of named executive officer compensation each year, the NCCGC reviews competitive market data from the banking industry as a whole and a specific peer group of comparably sized banking organizations.  The NCCGC uses a peer group of banking organizations for comparison in setting executive compensation practices and levels of base salary, incentives and benefits. In 2007, NCCGC adopted the Company's compensation consultant's recommendation that the Company select a peer group of banking organizations with assets of $2 to $4 billion which are located in Arkansas, states contiguous to Arkansas or states contiguous to states contiguous to Arkansas as its peer group for compensation.  In the latest study for 2010, the definition of the peer group was modified to consist of 18 publicly traded banks in the Southeast region with assets between $2 billion to $5 billion.  The modification of the peer group definition provides a focus more on the Southeastern region including banks in Georgia and Florida, while removing banks in Illinois and Indiana.  The NCCGC believes the modified peer group is more indicative of the market in which the Company competes for the employment and retention of executive management and yet, such institutions are of similar size and have similar numbers of employees, product offerings and geographic scope.  In recent years, due to the consolidation in the banking industry, the number of organizations which would satisfy the criteria for inclusion in the peer group has significantly declined.

The executive salary and benefits program are targeted to the peer group median for each compensation category in order to be competitive in the market.  The Company's incentive programs are analyzed with similar programs of the peer group.  The incentive programs are designed for the emphasis of performance-based compensation within the Company's specific business operations.

The NCCGC attempts to make compensation decisions consistent with the foregoing objectives and considerations including, in particular, market levels of compensation necessary to attract, retain and motivate the executive officers.  Therefore, the aggregate wealth accumulated or realizable by an executive from past compensation grants is not considered in setting compensation or making additional grants.

Decisions Regarding Composition of Total Direct Compensation

The Company's executive compensation program provides a mix of separate components that seek to align the executive's incentives with increasing shareholder value.  The Company's executive incentive compensation program includes both equity and non-equity incentive compensation.  The Company has established target allocations of equity incentive and non-equity incentive compensation for executive officers.  For the CEO, the NCCGC has set a target allocation of potential non-equity incentive compensation at 75% of salary.  For the executive officers other than the CEO, the NCCGC has set targets for potential non-equity incentive compensation based upon the executive's salary classification ranging from 20% to 45% of salary.  Additionally, the NCCGC has set a target for annual grants of equity incentives for executive officers other than the CEO.  The target for annual grants of equity incentive compensation is for a number of shares equal to the executive's salary times the participation factor divided by the stock price.  The participation factor is based upon the executive's salary classification and ranges from 5% to 45%.  For subsidiary bank chief executive officers and Company executives designated as executive vice presidents or above, such executives receive 25% of the target for annual grants regardless of performance.  When performance goals are achieved at the threshold level or above, the annual grants for equity incentive compensation to such executives will be 50% of target, consisting of restricted stock awards and/or stock options as specified by the NCCGC.  The NCCGC set the foregoing targets above the historic levels of equity and non-equity incentive compensation and anticipates increasing the incentive compensation to these levels over a one to two year transition period.  In light of the current turmoil in the banking industry and the market for stock of banking organizations, the NCCGC has modified the allocation of these awards between restricted stock and stock options to reduce the number of options granted and increase the number of restricted shares.  In the current market conditions, options which rely solely upon stock appreciation for value, may not be as effective as an incentive as when market conditions are more stable.

For 2009, the compensation of the named executive officers was allocated as follows:

•	Base Salaries: ranges from approximately 52% to 84% of total direct compensation.
•	Non-equity incentives: ranges from approximately 12% to 21% of total direct compensation.
•	Equity incentives: ranges from approximately 4% to 21% of total direct compensation.

"Total direct compensation" means base salaries plus bonus plus non-equity and equity incentive compensation.  The foregoing percentages are based on the full grant date fair value of annual compensation (calculated in accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation).  Please refer to the discussion of Accounting Standards Codification Topic 718, Compensation – Stock Compensation, which precedes the 2009 Summary Compensation Table, below.

The Company emphasizes market practices in the design and administration of its executive compensation program.  The NCCGC's philosophy is that incentive pay should constitute a significant component of total direct compensation.  The executive compensation program utilizes stock options and restricted stock.  Historically, the NCCGC has chosen to emphasize stock options more than restricted stock in the equity incentive program for the named executive officers; however, going forward, the NCCGC will rely more on restricted stock and less on stock options.  Equity incentive performance measures should promote shareholder return and earnings growth, and the plan design should be based upon a direct connection between performance measures, the participant's ability to influence such measures and the award levels.

Corporate and Individual Performance Measures

The Company uses the Executive Incentive Plan, which is referred to as EIP, to reward both the achievement of corporate performance measures, such as the attainment of corporate financial goals, as well as individual performance measures.

Executive Compensation Program Overview

The four primary components of the executive compensation program are:

•	base salary and bonus,
•	non-equity incentives,
•	equity incentives, and
•	benefits.

 A brief description of these four components and related programs follows.

1.    Base Salary and Bonus

Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility.  The Company pays base salaries because it provides a basic level of compensation and is necessary to recruit and retain executives.  The Company may use annual base salary adjustments to reflect an individual's performance or changed responsibilities.  Base salary levels are also used as a benchmark for the amount of incentive compensation granted to an executive.  For example, participation in the EIP is set within a range based upon the executive's salary grade.

As discussed above, the Company's executive compensation program emphasizes targeting the total amount of compensation to peer group practices with a mix of compensation, including a significant component of incentive compensation.  At lower executive levels, base salaries represent a larger proportion of total compensation but at senior executive levels total compensation contains a larger component of incentive compensation opportunities.

Historically, the NCCGC has approved bonuses for executive officers for special circumstances but does not generally utilize discretionary bonuses as a significant part of the executive compensation program.  The NCCGC has recently re-examined its position regarding discretionary compensation, including discretionary bonuses.  Recent economic turmoil in the banking industry accentuated the importance of certain factors which may affect the long term economic and financial health of the Company but are not subject to quantification and annual performance goals.  In response, in January, 2010, the NCCGC recommended and the Board approved discretionary bonuses, in the form of stock grants with immediate vesting to certain executive officers.   J. Thomas May, Chairman and Chief Executive Officer, was granted such a bonus for his leadership (i) in 2008 and 2009 which resulted in extraordinary financial performance in asset quality, capital, liquidity and earnings, (ii) in guiding the Company's election into and ultimate declination to participate in the U. S. Treasury's TARP program and (iii) in completion of the Company's $75 million equity offering in late 2009.  David Bartlett, President and Chief Operating Officer, Robert A. Fehlman, Executive Vice President and Chief Financial Officer, Marty D. Casteel, Executive Vice President - Administration and Robert C. Dill, Executive Vice President, were each granted such a bonus for extraordinary service to the Company during 2009 related to the Company's equity offering, the Company's ongoing revenue and efficiency initiatives and for the exemplary performance of the Company regarding core earnings growth, capital maintenance and asset quality.   While the NCCGC will continue to consider discretionary bonuses from time to time for its executives based upon extraordinary service, the modification of the EIP to add a discretionary element to the EIP grants is expected to be utilized in most instances hereafter to satisfy the need for recognition of extraordinary service through discretionary compensation.

2.    Non-Equity Incentives

The Company uses the EIP as a short-term incentive to encourage achievement of its annual performance goals. Prior to 2008, the EIP consisted of two separate components, Base Profit Sharing Incentive, referred to as Base Incentive, and Bonus Profit Sharing Incentive, referred to as Bonus Incentive.  The Company's compensation consultant recommended that the EIP be simplified by eliminating the two components of EIP and the NCCGC has implemented this recommendation effective for 2008 and subsequent years.  The EIP now consists of only one component.  The EIP focuses on the achievement of annual financial goals and awards.  The EIP is designed to:

▪	support strategic business objectives,
▪	promote the attainment of specific financial goals for the Company and the executive,
▪	reward achievement of specific performance objectives, and
▪	encourage teamwork.

The EIP is designed to provide executives with market competitive compensation based upon their experience and scope of responsibility.  The size of an executive's EIP award is influenced by these factors, market practices, Company performance and individual performance.  The NCCGC generally sets the annual EIP award for an executive to provide an incentive at the market median for expected levels of performance.  All of the named executive officers participate in the EIP.  Awards earned under the EIP are contingent upon employment with the Company through the end of the fiscal year, except for payments made in the event of death, retirement or disability.

The ultimate amount paid to an executive under the EIP is a function of four variables:

▪	the executive's level of participation;
▪	the goals set for the Company;
▪	the payout amounts established by the NCCGC which correspond to threshold, target and maximum levels of performance; and
▪	the NCCGC's determination of the extent to which the goals were met.

For 2009, the Company based the EIP awards on the Company's earnings per share (40%), the performance of the Company's affiliates (35%) and the Company's other strategic initiatives (25%).  The NCCGC determined that for 2009 the Company did achieve the Company's earnings per share threshold measure, the affiliate performance threshold measures and two of the five strategic initiative threshold measures.  The EIP payments to the named executive officers for 2009 were approximately 54% of the target EIP award amounts.   For 2010, the Company will base EIP awards on the Company's earnings per share (25%), the performance of the Company's affiliates (20%), asset quality initiatives (25%), the Company's other strategic initiatives (5%) with the remaining 25% based upon discretionary factors selected by the NCCGC.

The NCCGC sets the target performance measures in the first quarter of each year based largely on management's confidential business plan and budget for the coming year, which typically includes planned revenue growth, cost reductions and profit improvement. The NCCGC also sets threshold performance benchmarks.  Target and maximum award thresholds reflect ambitious goals which can only be attained when business results are exceptional.  Minimum award or performance measure targets for the earnings per share component are set at the prior year's earnings per share.

Finally, the NCCGC assesses actual performance relative to pre-set goals and, in doing so, determines the amount of any final award payment.  In determining final awards and in evaluating personal performance, the NCCGC considers adjustments to GAAP net income and other corporate performance measures for unplanned, unusual or non-recurring items of gain or expense.

The discretionary portion of the EIP is new for 2010. The NCCGC has decided that the long term economic and financial performance of the Company can be significantly affected by certain factors that are difficult to quantify and may not be subject to annual performance goals.  Some of these factors involve long term efficiency and revenue enhancement initiatives, initiatives involving continued utilization of existing financial centers and utilization of capital through private or FDIC assisted acquisitions.  For 2010, 25% of the potential EIP payout will be determined on a discretionary basis by the NCCGC based upon factors which it selects as appropriate.

3.    Equity Incentives

Historically, the Company has made stock option and restricted stock awards to executives of the Company and its subsidiary banks.  These awards are generally granted once a year, although in special circumstances additional grants may be made.  These awards are used to create a common economic interest among executives and shareholders and to recruit and retain qualified executives.  From time to time, the Company has made routine grants of restricted stock to its executives and also has utilized restricted stock grants in connection with the hiring, promotion or retention of executives. The Company's stock options generally have an exercise price equal to the closing price of the Company's stock on the day prior to the date of grant, a ten year term and vest in equal installments over five years after the date of grant.  Accordingly, the actual value an executive will realize from an option is tied to appreciation in the stock price and, therefore, is aligned with increased corporate performance and shareholder returns.  The restricted stock granted last year as well as the outstanding option grants and unvested restricted stock grants from prior years are reflected in the tables below.

During 2009, the restricted stock grants were made under the Simmons First National Corporation Executive Stock Incentive Plan - 2006, which is administered by the NCCGC.  No stock options were granted in 2009. Under this plan, the Company is authorized to grant incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock.  Historically, the NCCGC has utilized incentive stock options for most executives, but due to recent changes in the accounting rules regarding stock based compensation and the recent turmoil in the banking industry, the Company has decided to de-emphasize stock options and increase the use of restricted stock in making future grants.  On several occasions in the past, the NCCGC has chosen to grant non-qualified stock options when under the specific circumstances the desired grants would not qualify as incentive stock options or the NCCGC determined that stock appreciation rights should be granted with the options.

Upon the advice of the Company's compensation consultant, the NCCGC decided to grant equity incentives to executives based on the Company's prior year performance beginning in 2009.  For subsidiary bank chief executive officers and Company executives designated as executive vice presidents or above, such executives receive 25% of the target for annual grants regardless of performance.  When performance goals are achieved at the threshold level or above, the annual grants for equity incentive compensation to such executives will be 50% of target, consisting of restricted stock awards and/or stock options as specified by the NCCGC.  By granting performance based equity incentives, the Company will use equity incentives both as a short-term incentive to encourage achievement of its annual performance goals and to create a common economic interest among executives and shareholders.

The level of equity incentive compensation that an executive will receive is a function of four variables:

▪	the executive's level of participation;
▪	the goals set for the Company;
▪	the payout amounts established by the NCCGC which correspond to threshold, target and maximum levels of performance; and
▪	the NCCGC's determination of the extent to which the goals were met.

For equity incentives granted in 2010 based on the Company's 2009 performance, criteria are as follows: the return on tangible assets (35%), revenue growth (40%) and core deposit growth (25%).

The NCCGC sets these target performance measures in the first quarter of each year based largely on management's confidential business plan and budget for the coming year, which typically includes planned revenue growth, cost reductions and profit improvement.  The NCCGC also sets threshold performance benchmarks.  Target and maximum award thresholds reflect ambitious goals which can only be attained when business results are exceptional.

Please refer to the section below, "Other Guidelines and Procedures Affecting Executive Compensation" for additional information regarding the Company's practices when granting stock options and restricted stock.

4.    Benefits

A.    Profit Sharing and Employee Stock Ownership Plan

The Company offers a combination profit sharing and employee stock ownership plan.  This plan is open to substantially all of the employees of the Company including the executive officers.  The plan and the contributions to the plan provide for retirement benefits to employees and allow the employees of the Company to participate in the ownership of stock in the Company.

The plan is funded solely by Company contributions which are divided between the profit sharing plan component and the employee stock ownership plan component.  Contributions in the profit sharing plan are invested by the Simmons First Trust Company, N.A., an affiliate of the Company, in marketable securities, while contributions to the employee stock ownership plan component are invested in the stock of the Company.  The Company targets a contribution of approximately 5.5% of the eligible earnings of the participants in this plan and annually specifies the allocation of the contribution between the profit sharing plan and the employee stock ownership plan components.

B.    401(k) Plan

The Company offers a qualified 401(k) Plan in which it makes matching contributions to encourage employees to save money for their retirement.  This plan, and the contributions to it, enhance the range of benefits offered to executives and enhance the Company's ability to attract and retain employees.

Under the terms of the qualified 401(k) Plan, employees may defer a portion of their eligible pay, up to the maximum allowed by I.R.S. regulation, and the Company matches 25% of the first 6% of compensation for a total match of 1.5% of eligible pay for each participant who defers 6% or more of his or her eligible pay.

C.    Perquisites and Other Benefits

Perquisites and other benefits represent a small part of the overall compensation package, and are offered only after consideration of business need.  The NCCGC annually reviews the perquisites and other personal benefits that are provided to senior management.  The primary perquisites are automobile allowances, personal use of company automobiles, club memberships and certain relocation and moving expenses.  The NCCGC believes that allowing the reasonable personal use of a company owned automobile provided for an executive is incidental to the performance of his or her duties and causes minimal additional cost to the Company.  Likewise, the granting of an automobile allowance to an executive provides a means of transportation for the executive in performing his executive duties and benefits the Company.  The Company sponsors membership in golf or social clubs for certain senior executives who have responsibility for the entertainment of clients and prospective clients.

D.    Post-Termination Compensation

Deferred Compensation Arrangements In 2009, the Company maintained two non-qualified deferred compensation arrangements that are designed to provide supplemental retirement pay from the Company to two executives, Mr. May and Mr. Bartlett.  The Company bears the entire cost of benefits under these plans.

The Deferred Compensation Agreement for Mr. May ("May Plan") and the Executive Salary Continuation Agreement for Mr. Bartlett ("Bartlett Plan") are non-qualified defined benefit type plans.  These plans are intended to work together with the Company's other retirement plans to provide an overall targeted level of benefits.

The Bartlett Plan was assumed in the merger with Alliance Bancorporation, Inc. in 2004.  This plan is frozen and of the named executive officers, only Mr. Bartlett has a benefit payable from this plan.  His benefit is fully vested and based on his service prior to 2004.

The Company provides retirement benefits in order to attract and retain executives.  The amounts payable to Mr. May under the May Plan and to Mr. Bartlett under the Bartlett Plan are determined by each plan's benefit formula, which is described in the section below "Pension Benefits Table."

In January, 2010, contemporaneously with the adoption of the Executive Retention Program discussed below, the Company adopted non-qualified deferred compensation agreements for Robert A. Fehlman, Executive Vice President and Chief Financial Officer and Marty D. Casteel, Executive Vice President – Administration.  These plans are non-qualified defined benefit type plans which are designed to provide supplemental retirement pay which, when added to the

Company's other retirement plans, provide an overall targeted level of benefits.  The Company will bear the entire cost of benefits under these agreements.

Change in Control Agreements  The Company has entered into Change in Control Agreements ("CIC Agreements") with members of senior management of the Company and its subsidiary banks, including each of the named executive officers.  Except for these CIC Agreements, and a general severance policy, none of the named executive officers has an employment agreement which requires the Company to pay their salary for any period of time.  The Company entered into the CIC Agreements because the banking industry has been consolidating for a number of years and it does not want its executives distracted by a rumored or actual change in control.  Further, if a change in control should occur, the Company wants its executives to be focused on the business of the organization and the interests of shareholders.  In addition, it is important that the executives can react neutrally to a potential change in control and not be influenced by personal financial concerns.  The Company believes the CIC Agreements are consistent with market practice and assist the Company in retaining its executive talent.  The level of benefits for the named executive officers ranges from one to two times certain elements of their compensation which the NCCGC believes is competitive with the banking industry as a whole and specifically with the designated peer group.

Upon a change in control, followed by a termination of the executive's employment by the Company without "Cause" or by the executive after a "Trigger Event," the CIC Agreements require the Company to pay or provide the following to the executive:

▪
a lump sum payment equal to one or two times the sum of the executive's base salary (the highest amount in effect anytime during the twelve months preceding the executive's termination date) and the executive's incentive compensation (calculated as the higher of the target EIP for the year of termination or the average of the executive's last two years of EIP awards);

▪	up to three years of additional coverage under the Company's health, dental, life and long term disability plans; and

▪
a payment to reimburse the executive, in the case of Messrs. May, Fehlman, Bartlett and Casteel, for any excise taxes on severance benefits that are considered excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code plus income and employment taxes on such tax gross up as well as interest and penalties imposed by the IRS.

In addition, upon a change in control, all outstanding stock options vest immediately and all restrictions on restricted stock lapse.  Further, upon a change in control, the requirement under the May Plan that Mr. May remain employed until age 65 is deleted and the benefit is immediately vested.  A change in control does not affect Mr. Bartlett's benefit under the Bartlett Plan, since he is currently fully vested.

The Company believes that CIC Agreements should encourage retention of the executives during the negotiation and following a change in control transaction, compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive's personal wealth.  Therefore, the CIC Agreements, except in the case of Mr. May, require that there be both a change in control and an involuntary termination without "Cause" or a voluntary termination within six months after a "Trigger Event" which is often referred to as a "double-trigger." The double-trigger ensures that the Company will become obligated to make payments under the CIC Agreements only if the executive is actually or constructively discharged as a result of the change in control.  However, the NCCGC has determined that in the case of Mr. May, a single trigger CIC Agreement is appropriate.  Within twelve months following a change in control, Mr. May is permitted to request payment of his termination compensation under his CIC Agreement without either an involuntary termination or a termination following a Trigger Event.

The NCCGC reviews the general elements and salary structure of the Company's compensation plan annually and makes adjustments to ensure that it is consistent with its compensation philosophies, Company and personal performance, current market practices, assigned duties and responsibilities and inflation.

Executive Retention Program

The Company adopted the Simmons First National Corporation Executive Retention Program on January 25, 2010.  The program is intended to assist the Company in retaining its existing executive management during and immediately following the executive transition surrounding the anticipated retirement of J. Thomas May, Chairman and Chief Executive Officer, at the end of 2013.  The participants in the program are David L. Bartlett, Robert A. Fehlman and Marty D. Casteel.  The program consists of cash bonuses and restricted stock grants under the Company's existing

executive equity incentive plans.   The restricted stock grants under the program were made on January 25, 2010, and will vest on December 31, 2015, subject to the earlier vesting due to death, disability, change in control of the Company or involuntary termination of employment without cause.  The cash bonuses will be payable in January, 2016, subject to earlier payment, upon and to the extent of, earlier vesting, due to death, disability, change in control of the Company or involuntary termination of employment without cause.

Other Guidelines and Procedures Affecting Executive Compensation

Stock-Based Compensation - Procedures Regarding NCCGC and Board Approval  The Board of Directors approves all grants of stock-based compensation to the executives.  Any proposed grants to the CEO are originated and approved by the NCCGC and then submitted to the Board of Directors for approval.  Grants to the CEO may or may not occur simultaneous with grants to other executives.  Prospective grants of stock-based compensation to other executives are proposed to the NCCGC by the CEO.  The NCCGC considers, modifies, if necessary, and acts upon the proposed grants.  If approved, the proposed grants are then submitted to the Board of Directors for consideration and approval.

Stock-Based Compensation - Procedures Regarding Timing and Pricing of Awards  The Company's policy is to make grants of equity-based compensation only at current market prices.  The exercise price of stock options are set at the closing stock price on the day prior to the date of grant.  The Company has elected to use the prior day's closing price to provide certainty in the designation of the option price upon the date the Board approves the grant.  The Company does not grant "in-the-money" options or options with exercise prices below market value on the day prior to date of grant.  The Company's policy is to consider grants at scheduled meetings of the NCCGC and refer recommended grants to the Board of Directors for approval, and such grants are either effective on the Board approval date or a specified future date.  Further, historically the Company has made the majority of such grants on the date of the May meeting of the Board of Directors.  Beginning with the 2009 grants which were based upon the Company's results for the prior year under specified performance measures, the NCCGC recommended and the Board approved such grants in February, 2009. The Company may make grants at other times throughout the year, upon due approval of the NCCGC and the Board, in connection with grants to the CEO or to other executives in exceptional circumstances, such as the hiring, promotion or retention of an executive officer or in connection with an acquisition transaction.

The Company attempts to schedule restricted stock award and stock option grants at times when the market is not influenced by scheduled releases of information.  The Company does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

Historically, the Company chose the May meeting of its Board of Directors because it was the first meeting of the Board of Directors after the annual meeting of shareholders at which the stock compensation plans were approved.  Prior to 2009, the Company had generally continued to follow this schedule regardless of whether stock compensation plans were being presented for approval at the annual shareholders meeting.  With the introduction of performance based grants in 2009, the Company has moved the date of the grants to the first quarter of the year.  Since the performance grants are based upon a formula related to the prior year performance, the determination of the amount of the proposed grants can be completed when the financial results for the prior year are completed.  Accordingly, the Company has determined that the approval and issuance of the grants for the current year based upon last years performance should be addressed in the first quarter, during the period when the performance goals for the current year are being set.  The grants are made at a time when the Company's financial results have already become public, and there is little potential for abuse of material, non-public information in connection with restricted stock or option grants.  The influence of the Company's disclosures of non-public information on the exercise price of these stock-based incentives is minimized by utilizing NCCGC and/or Board meeting dates as grant dates and by setting the vesting period at one year or longer.  The Company follows the same procedures regarding the timing of grants to its executive officers as it does for all other participants.

Role of Executive Officers in Determining Executive Compensation  The NCCGC oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs, and certain employee benefits, subject to final action by the Board of Directors in certain cases.  The Board of Directors, upon approval and recommendation from the NCCGC, determines and approves all compensation and awards to the CEO and other executives.  The NCCGC reviews the performance and compensation of the CEO.  The CEO reviews the performance and compensation of the other executive officers, including the other named executive officers, and reports any significant issues or deficiencies to the NCCGC.  The members of the Company's Human Resources Group assist in such reviews.  The CEO and the Human Resources Group, at least annually, review the unified compensation classification program of the Company which determines the compensation of all salaried employees of the Company and its affiliates, including other executives.  The Company's compensation program is based in part on market data provided by the compensation consultant.  Executive officers do not otherwise determine or make recommendations regarding the amount or form of executive or director compensation.

Adjustments to Incentive Compensation as a Result of Financial Inaccuracies   The NCCGC's policy is to recover improper amounts related to past awards in the event material inaccuracies are found in the Company's financial results.  Under the clawback provisions in the incentive plans, the NCCGC will seek recovery of any sums improperly paid as a bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period in which material inaccuracies of financial results are discovered.

Share Ownership Guidelines  The Company encourages directors and executive officers to be shareholders.  The Company believes that share ownership by directors and executives is a contributing factor to enhanced long-term corporate performance.  Although the directors and executive officers already have an equity stake in the Company (as reflected in the beneficial ownership information contained in this Proxy Statement), the Company has adopted a share ownership policy for directors.

Members of the Board of Directors are required to own at least 200 shares of the Company's common stock.  Directors are allowed a reasonable period of time in which to meet this requirement, measured from the date of their election to the Board.  Additionally, all executive officers are encouraged to retain as a long term investment, a substantial portion of the shares acquired through the Company's stock based incentive plans.

Participation in the Troubled Asset Relief Program  The Company considered participating in the Troubled Asset Relief Program Capital Purchase Program (the "Program") established by the United States Department of Treasury under the terms of the Emergency Economic Stabilization Act of 2008, but ultimately, in July, 2009 the Company opted to decline participation in the Program.  Accordingly, the executive compensation rules under the Program are not applicable to the Company.

Tax Considerations

It has been and continues to be the NCCGC's intent that all non-equity incentive payments be deductible unless maintaining such deductibility would undermine the Company's ability to meet its primary compensation objectives or would otherwise not be in the Company's best interest.  The Company also regularly analyzes the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the goals of such compensation.  The following provisions of the Internal Revenue Code of 1986 ("Code") have been considered.

Section 162(m)  Section 162(m) of the Code, as amended, provides that compensation in excess of $1 million paid for any year to a corporation's chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible for federal income tax purposes unless: (1) the compensation qualifies as "performance-based compensation," and  (2) the company advised its shareholders of, and the shareholders have approved, the material terms of the performance goals under which such compensation is paid.

Sections 280G and 4999  The Company provides the named executive officers with change in control agreements.  Certain of the change in control agreements provide for tax protection in the form of a gross up payments to reimburse the executive for any excise tax under Code Section 4999 as well as any additional income and employment taxes resulting from such reimbursement.  Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an "excess parachute payment" and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change in control.  A payment as a result of a change in control must exceed three times the executive's base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive's base amount.  The intent of the tax gross-up is to provide a benefit without a tax penalty to the executives who are displaced in the event of a change in control.  The Company believes the provision of tax protection for excess parachute payments for certain of its executive officers is consistent with the historic market practice within the banking industry, is a valuable incentive in retaining executives and is consistent with the objectives of the Company's overall executive compensation program.

Section 409A  Amounts deferred under the non-qualified deferred compensation programs after December 31, 2004 are subject to Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts and the ability to change the form and timing of payments initially established.  Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty.  The Company has made amendments to its compensation plans to comply with Section 409A and continues to operate the plans in good faith compliance with Section 409A and the regulations thereunder.

Summary

In summary, the Company believes this mix of salary, formula based cash incentives for both short-term and long-term performance and the stock-based compensation motivates the Company's management team to produce strong returns for shareholders.  Further, in the view of the NCCGC, the overall compensation program appropriately balances the interests and needs of the Company in operating its business with appropriate employee rewards based on enhancing shareholder value.

Report of the NCCGC on the Compensation Discussion and Analysis

The NCCGC reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management.  Based on such review and discussion, the NCCGC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Nominating, Compensation and Corporate Governance Committee of the Company's Board of Directors.

Harry L. Ryburn, Chairman	Steven A. Cossé	George A. Makris, Jr.
W. Scott McGeorge	Stanley E. Reed	Edward Drilling
William E. Clark, II		Robert L. Shoptaw

RELATIONSHIP OF COMPENSATION POLICIES AND PRACTICES TO RISK MANAGEMENT

The Company intends that total compensation and each of its components, including base salary, bonus, incentive compensation (if applicable), retirement and other benefits should be market competitive and consistent with the Company's performance goals. The Company seeks to attract, retain, develop and reward high performing associates who are committed to the Company's success. Base salaries are set based upon the job classification and incentive compensation (if applicable) is based on Company and individual performance.

The Company has not identified any compensation practice or policy that presents risks that are reasonably likely to have a material adverse effect on the Company.  The Company strives to ensure that its compensation programs do not create inappropriate risks for the Company.  As a part of its general review of the Company's compensation programs, the NCCGC:

Reviews with management the Company's employee compensation plans to take all reasonable steps to identify and limit any unnecessary risks that these plans pose to the Company;

Reviews with management the compensation plans for the named executive officers and makes all reasonable efforts to ensure that these plans do not encourage the named executive officers to take unnecessary and excessive risks; and

Reviews the Company's compensation programs, with the assistance of its compensation consultant, to identify and revise any features in the compensation programs that would encourage the misstatement or manipulation of the Company's financial information or reported earnings to enhance employee compensation.

The reviews include consideration of risks in all compensation programs and factors designed to mitigate risks in such programs.  The Company has recently implemented "clawback" provisions in its cash incentive compensation programs, requiring any of the participants to repay any bonus or incentive compensation that was based upon statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

SUMMARY OF COMPENSATION AND OTHER PAYMENTS TO THE NAMED EXECUTIVE OFFICERS

Overview   The following sections provide a summary of cash and certain other amounts paid for the year ended December 31, 2009 to the named executive officers. Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the named executive officers for the year ended December 31, 2009. The compensation disclosed below is presented in accordance with SEC regulations. According to those regulations, the Company is required in some cases to include:

▪	amounts paid in previous years;
▪	amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of the Company;
▪
amounts paid to the named executive officers which might not be considered "compensation" (for example, distributions of deferred compensation earned in prior years, and at-market earnings, dividends or interest on such amounts);

▪
an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited or exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether the stock price appreciates above its price on the date of grant, whether the executive will continue his employment with the Company and when the executive chooses to exercise the option; and

▪
the increase in present value of future pension payments, even though such increase is not cash compensation paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement and in some cases the number of years the executive lives following his retirement.

Therefore, you are encouraged to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, you are encouraged to read this section in conjunction with the discussion above at "Compensation Discussion and Analysis."

2009 SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the named executive officers for 2007, 2008 and 2009, the most recently completed fiscal year.

The column "Salary" discloses the amount of base salary paid to the named executive officer during each year. The column "Bonus" discloses amounts paid to named executive officers as discretionary bonuses.  In the columns "Stock Awards" and "Option Awards," SEC regulations require the disclosure of the award of stock or options at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("Topic 718").  For restricted stock, the Topic 718 fair value per share is the closing price of the stock on the last trading day preceding the date of grant. For stock options, the Topic 718 fair value per share is based on certain assumptions which are explained in footnote 10 to the Company's financial statements which are included in the annual report on Form 10-K.  Prior to 2010, the SEC regulations required the expense for restricted stock and stock options to be disclosed ratably over the vesting period but without reduction for assumed forfeitures (as was done for financial reporting purposes). The amounts shown in the Summary Compensation Table for 2009 include the fair value of the option grant in the year of grant, without regard to any deferred vesting. The amounts shown in the Summary Compensation table for 2007 and 2008 related to restricted stock and stock option grants have been restated to reflect the grant date fair value, without regard to deferred vesting as required under the current regulations. Please also refer to the second table in this Proxy Statement, "Grants of Plan-Based Awards."

Restricted stock awards typically vest in equal installments over five years from the date of grant, but may utilze shorter vesting periods, particularly if the recipient is nearing retirement. Awards are conditioned on the participant's continued employment with the Company, but may have additional restrictions, including performance conditions. Restricted stock allows the participant to vote and receive dividends prior to vesting.

The column "Non-Equity Incentive Plan Compensation" discloses the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans, including the EIP. Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measure was satisfied during the fiscal year. For example, the EIP awards are annual awards and the payments under those awards are made based upon the achievement of financial results measured as of December 31 of each fiscal year; accordingly, the amount reported for EIP corresponds to the fiscal year for which the award was earned even though such payment was made after the end of such fiscal year.

The column "Change in Pension Value and Nonqualified Deferred Compensation Earnings," discloses the sum of the dollar value of (1) the aggregate change in the actuarial present value of the named executive officers accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in effect during the indicated years; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans.  The annual increase in the present value of Mr. May's benefit under the May Plan and Mr. Bartlett's benefit under the Bartlett Plan are disclosed in this column.

The column "All Other Compensation" discloses the sum of the dollar value of:
▪	perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;
▪	all "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes;
▪	amounts paid or which became due related to termination, severance or a change in control, if any;
▪	the contributions to vested and unvested defined contribution plans; and
▪	any life insurance premiums paid during the year for the benefit of a named executive officer.

SUMMARY COMPENSATION TABLE

Name	Year	Salary	Bonus	Stock	Option	Non-	Change in	All	Total
and		($)	($)	Awards	Awards	Equity	Pension	Other	($)
Principal				($)	($)	Incentive	Value and	Compen-
Position						Plan	Nonqualified	sation
						Compen-	Deferred	($) [a]
						sation	Compensation
						($)	Earnings
							($)

J. Thomas May,	2009	$474,285	$50,307	$70,358	$0	$193,134	$14,998	$40,426	$843,509
Chief Executive	2008	$474,285	$49,768	$113,663	$0	$28,993	$0	$28,286	$694,995
Officer	2007	$450,110	$50,214	$156,815	$0	$257,358	$302,000	$35,931	$1,252,428

Robert A. Fehlman,	2009	$225,300	$0	$20,399	$0	$45,873	$0	$33,516	$325,088
Chief Financial	2008	$200,000	$0	$26,067	$30,178	$8,775	$0	$31,024	$296,044
Officer	2007	$175,374	$0	$39,249	$7,932	$40,355	$0	$28,248	$291,158

David L. Bartlett,	2009	$314,769	$3,172	$33,469	$0	$76,907	$39,864	$34,285	$502,667
President and Chief	2008	$282,288	$3,214	$38,191	$44,234	$14,862	$36,672	$23,711	$443,172
Operating Officer	2007	$275,000	$0	$60,705	$15,864	$76,605	$33,701	$23,528	$485,403

Marty D. Casteel,	2009	$225,300	$0	$20,399	$0	$45,873	$0	$34,175	$325,747
Executive Vice	2008	$200,000	$0	$25,157	$29,007	$8,775	$0	$27,831	$290,770
President,	2007	$175,374	$0	$37,463	$7,932	$40,355	$0	$26,413	$278,557
Administration

Robert C. Dill,	2009	$179,393	$0	$11,116	$0	$26,785	$0	$29,016	$246,309
Executive Vice	2008	$163,072	$0	$24,551	$0	$5,247	$0	$24,127	$216,997
President	2007	$143,743	$0	$8,526	$5,949	$20,993	$0	$24,974	$204,185
_____________________
[a]
This category includes perquisites and other benefits:  For 2009 - for Mr. May, contribution to the ESOP, $13,632, the Company's matching contribution to the '401(k) Plan, $3,675, use of Company automobile, $357, life insurance premiums, $5,633, country club dues, $7,840 and dividends paid on unvested restricted shares, $9,289; for Mr. Fehlman, contribution to the ESOP, $13,632, the Company's matching contribution to the '401(k) Plan, $3,675, country club dues, $6,782, automobile allowance, $6,000, life insurance premiums, $989 and dividends paid on unvested restricted shares, $2,438; for Mr. Bartlett, contribution to the ESOP, $13,632, country club dues, $12,072, life insurance premiums, $3,943 and dividends paid on unvested restricted shares, $4,638; for Mr. Casteel, contribution to the ESOP, $13,632, the Company's matching contribution to the '401(k) Plan, $3,675, automobile allowance, $6,000, country club dues, $6,607, life insurance premiums, $2,474 and dividends paid on unvested restricted shares, $1,787; for Mr. Dill, contribution to the ESOP, $10,998, the Company's matching contribution to the '401(k) Plan, $2,965, automobile allowance, $6,000, country club dues, $4,394, life insurance premiums, $3,390 and dividends paid on unvested restricted shares, $1,269.  For 2008 - for Mr. May, contribution to the ESOP, $12,745, the Company's matching contribution to the '401(k) Plan, $3,450, use of Company automobile, $1,208, life insurance premiums, $510, country club dues, $2,725 and dividends paid on unvested restricted shares, $7,648; for Mr. Fehlman, contribution to the ESOP, $12,745, the Company's matching contribution to the '401(k) Plan, $3,450, country club dues, $6,383, automobile allowance, $6,000, life insurance premiums, $306 and dividends paid on unvested restricted shares, $2,140; for Mr. Bartlett, contribution to the ESOP, $12,745, country club dues, $5,526, personal use of company automobile, $830, life insurance premiums, $298 and dividends paid on unvested restricted shares, $4,312; for Mr. Casteel, contribution to the ESOP, $12,745, the Company's matching contribution to the '401(k) Plan, $3,576, automobile allowance, $6,000, country club dues, $3,240, life insurance premiums, $306 and dividends paid on unvested restricted shares, $1,964; for Mr. Dill, contribution to the ESOP, $11,450, the Company's matching contribution to the '401(k) Plan, $3,100, automobile allowance, $6,000, country club dues, $2,210, life insurance premiums, $303 and dividends paid on unvested restricted shares, $1,064.  For 2007 - for Mr. May, contribution to the ESOP, $12,692, the Company's matching contribution to the '401(k) Plan, $3,375, use of Company automobile, $2,746, life insurance premiums, $5,604, country club dues, $3,234, and dividends paid on unvested restricted shares,

$8,280; for Mr. Fehlman, contribution to the ESOP, $11,964, the Company's matching contribution to the '401(k) Plan, $3,181, country club dues, $5,896, automobile allowance, $6,000, life insurance premiums, $141 and dividends paid on unvested restricted shares, $1,066; for Mr. Bartlett, contribution to the ESOP, $12,692, country club dues, $5,574, personal use of company automobile, $795, life insurance premiums, $1,698 and dividends paid on unvested restricted shares, $2,769; for Mr. Casteel, contribution to the ESOP, $11,644, the Company's matching contribution to the '401(k) Plan, $3,102, automobile allowance, $6,000, country club dues, $3,234, medical cost for annual physical, $331, life insurance premiums, $1,197 and dividends paid on unvested restricted shares, $905; for Mr. Dill, contribution to the ESOP, $9,957, the Company's matching contribution to the '401(k) Plan, $2,648, automobile allowance, $6,000, country club dues, $5,504, and life insurance premiums, $344 and dividends paid on unvested restricted shares, $521.

2009 GRANTS OF PLAN-BASED AWARDS

This table discloses information concerning each grant of an award made to a named executive officer in 2009. This includes EIP, stock option awards and restricted stock awards under the Simmons First National Corporation Executive Stock Incentive Plan - 2006 and the Simmons First National Corporation Executive Stock Incentive Plan – 2001, which are discussed in greater detail in this Proxy Statement under the caption "Compensation Discussion and Analysis." The threshold, target and maximum columns reflect the range of estimated payouts under the EIP.  In the 7th and 8th columns, the number of shares of common stock underlying options granted in the fiscal year and corresponding per-share exercise prices are reported. In all cases, the exercise price was equal to the closing market price of the common stock on the day prior to date of grant. Finally, in the 9th column, the aggregate value computed under the Accounting Standards Codification Topic 718, Compensation – Stock Compensation, for all awards made in 2009 is reported.

Name	Grant	Estimated Future Payouts Under			All	All	Exercise	Grant
	Date	Non-Equity Incentive Plan Awards			Other	Other	or Base	Date
					Stock	Option	Price of	Fair
		Threshold	Target	Maximum	Awards:	Awards:	Option	Value
		($)	($)	($)	Number	Number	Awards	of
					of	of	($/Sh)	Stock
					Shares	Securities		and
					of Stock	Under-		Option
					or Units	lying		Awards
					(#) [a]	Options		($)
						(#)

J. Thomas May
EIP	01-01-09	$177,856	$355,712	$474,282
Stock Plans	02-23-09				2,880 [b]	0	___	$70,358

Robert A. Fehlman
EIP	01-01-09	$42,244	$84,488	$168,975
Stock Plans	02-23-09				835 [c]	0	___	$20,399

David L. Bartlett
EIP	01-01-09	$70,823	$141,646	$83,292
Stock Plans	02-23-09				1,370 [c]	0	___	$33,469

Marty D. Casteel
EIP	01-01-09	$42,244	$84,488	$168,975
Stock Plans	02-23-09				835 [c]	0	___	$20,399

Robert C. Dill
EIP	01-01-09	$24,667	$49,333	$98,666
Stock Plans	02-23-09				455 [c]	0	___	$11,116
___________________

[a]  The stock awards in these columns represent the indicated percentage of the total stock awards made by the Company during 2009:  Mr. May 10.3%, Mr. Fehlman  3.0%, Mr. Bartlett 4.9%, Mr. Casteel  3.0% and Mr. Dill  1.6%.

[b] These restricted shares vested on February 23, 2010.
[c] These restricted shares vest in five equal installments on the first through the fifth anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table provides information concerning exercises of stock options, stock appreciation rights and similar instruments and vesting of stock, including restricted stock and similar instruments, which were granted in prior years but were exercised or vested during 2009 for each of the named executive officers on an aggregated basis. The table reports the number of securities for which options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that vested; and the aggregate dollar value realized upon vesting of stock.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of	Value	Number of	Value
	Shares	Realized on	Shares	Realized on
	Acquired on	Exercise [a]	Acquired on	Vesting [b]
	Exercise	($)	Vesting	($)
	(#)		(#)

J. Thomas May	0	$0	7,375	$195,039
Robert A. Fehlman	0	$0	657	$17,615
David L. Bartlett	0	$0	1,100	$28,556
Marty D. Casteel	200	$3,864	584	$15,172
Robert C. Dill	200	$3,788	326	$8,564
______________________
[a] The Value Realized on Exercise is computed using the difference between the closing market price upon the date of exercise and the option price.
[b] The Value Realized on Vesting is computed using the closing market price upon the date of vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

The following table provides information concerning unexercised options and restricted stock that has not vested for each named executive officer outstanding as of the end of 2009. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. The market value of stock awards was computed by multiplying the closing market price of the Company's stock at the end of 2009, $27.80, by the number of shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards

Name	Number	Number	Option	Option	Number		Market Value
	of Securities	of Securities	Exercise	Expiration	of Shares		of Shares or
	Underlying	Underlying	Price	Date	or Units		Units of
	Unexercised	Unexercised	($)		of Stock		Stock That
	Options (#)	Options (#)			That Have		Have Not
	Exercisable	Unexercisable			Not Vested		Vested
					(#)		($)

J. Thomas May					1,750 [a	]	$48,650
J. Thomas May					1,875 [b	]	$52,125
J. Thomas May					2,880 [c	]	$80,064
Robert A. Fehlman	10,080	0	$12.1250	05-06-11
Robert A. Fehlman	3,000	0	$23.7800	07-25-14
Robert A. Fehlman	940	0	$24.5000	05-22-15
Robert A. Fehlman	600	400	$26.1900	05-21-16
Robert A. Fehlman	480	720	$28.4200	05-30-17
Robert A. Fehlman	876	3,504	$30.3100	05-29-18
Robert A. Fehlman					100 [d	]	$2,780
Robert A. Fehlman					200 [e	]	$5,560
Robert A. Fehlman					420 [f	]	$11,676
Robert A. Fehlman					435 [g	]	$12,093
Robert A. Fehlman					688 [h	]	$19,126
Robert A. Fehlman					835 [i	]	$23,213
David L. Bartlett	2,000	0	$26.2000	03-21-14
David L. Bartlett	3,000	0	$23.7800	07-25-14
David L. Bartlett	1,110	0	$24.5000	05-22-15
David L. Bartlett	3,000	7,000	$26.1900	05-21-16
David L. Bartlett	1,080	720	$26.1900	05-21-16
David L. Bartlett	960	1,440	$28.4200	05-30-17
David L. Bartlett	1,284	5,136	$30.3100	05-29-18
David L. Bartlett					56 [j	]	$1,557
David L. Bartlett					1,500 [k	]	$41,700
David L. Bartlett					200 [e	]	$5,560
David L. Bartlett					600 [l	]	$16,680
David L. Bartlett					726 [m	]	$20,183
David L. Bartlett					1,008 [n	]	$28,022
David L. Bartlett					1,370 [o	]	$38,086
Marty D. Casteel	6,000	0	$12.1250	05-06-11
Marty D. Casteel	2,000	0	$23.7800	07-25-14
Marty D. Casteel	920	0	$24.5000	05-22-15
Marty D. Casteel	600	400	$26.1900	05-21-16
Marty D. Casteel	480	720	$28.4200	05-30-17
Marty D. Casteel	842	3,368	$30.3100	05-29-18
Marty D. Casteel					46 [p	]	$1,279
Marty D. Casteel					200 [e	]	$5,560
Marty D. Casteel					420 [q	]	$11,676
Marty D. Casteel					395 [r	]	$10,981
Marty D. Casteel					664 [s	]	$24,460
Marty D. Casteel					835 [i	]	$23,213
Robert C. Dill	10,000	0	$12.1250	05-06-11
Robert C. Dill	2,000	0	$23.7800	07-25-14
Robert C. Dill	890	0	$24.5000	05-22-15
Robert C. Dill	540	360	$26.1900	05-21-16
Robert C. Dill	360	540	$28.4200	05-30-17
Robert C. Dill					44 [t	]	$1,223
Robert C. Dill					120 [u	]	$3,336
Robert C. Dill					180 [v	]	$5,004
Robert C. Dill					648 [w	]	$18,014
Robert C. Dill					455 [x	]	$12,649
___________________________
[a]	These restricted shares vest on November 26, 2010.

[b]	These restricted shares vest on May 29, 2010.
[c]	These restricted shares vested on February 23, 2010.
[d]	These restricted shares vest on May 23, 2010.
[e]	These restricted shares vest in annual installments of 100 shares on May 22 in each of the years 2010-2011.
[f]	These restricted shares vest in annual installments of 140 shares on May 31 in each of the years 2010-2012.
[g]	These restricted shares vest in annual installments of 145 shares on November 26 in each of the years 2010-2012.
[h]	These restricted shares vest in annual installments of 172 shares on May 29 in each of the years 2010-2013.
[i]	These restricted shares vest in annual installments of 167 shares on February 23 in each of the years 2010-2014.
[j]	These restricted shares vest on May 23, 2010.
[k]	These restricted shares vest on March 1, 2010.
[l]	These restricted shares vest in annual installments of 200 shares on May 31 in each of the years 2010-2012.
[m]	These restricted shares vest in annual installments of 242 shares on November 26 in each of the years 2010-2012.
[n]	These restricted shares vest in annual installments of 252 shares on May 29 in each of the years 2010-2013.
[o]	These restricted shares vest in annual installments of 274 shares on February 23 in each of the years 2010-2014.
[p]	These restricted shares vest on May 23, 2010.
[q]	These restricted shares vest in annual installments of 140 shares on May 31 in each of the years 2010-2012.
[r]	These restricted shares vest in annual installments of 132 shares on November 26 in each of the years 2010-2011 and the balance, 131 shares, vest on November 26, 2012.
[s]	These restricted shares vest in annual installments of 166 shares on May 29 in each of the years 2010-2013.
[t]	These restricted shares vest on May 23, 2009.
[u]	These restricted shares vest in annual installments of 60 shares on May 23 in each of the years 2010-2011.
[v]	These restricted shares vest in annual installments of 60 shares on May 31 in each of the years 2010-2012.
[w]	These restricted shares vest in annual installments of 162 shares on May 29 in each of the years 2010-2013.
[x]	These restricted shares vest in annual installments of 91 shares on February 23 in each of the years 2010-2014.

2009 PENSION BENEFITS TABLE

The following table provides information with respect to each plan that provides for payments or other benefits at, following or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive retirement plans, but does not include defined contribution plans (whether tax qualified or not). The May Plan and the Bartlett Plan are supplemental executive retirement plans.

The Present Value of the Accumulated Benefit reflects the actuarial present value of the named executive officer's accumulated benefit under the plan, computed as of December 31, 2009. In making such calculation, it was assumed that the retirement age will be the normal retirement age as defined in the plan, or if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age.

May Plan

The May Plan is designed to work with the other retirement plans of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. May, the only participant.  The May Plan requires Mr. May to remain in the employ of the Company until he attains age 65 to be eligible to receive benefits under the plan, provided that in the event of a change in control the benefits are fully vested at age 60. The May Plan provides a benefit upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years), less the accrued monthly benefit to Mr. May under the deferred annuity received upon the termination of the Company's pension plan.  The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 120 consecutive months or until his death, whichever shall occur later.  Compensation for purposes of the May Plan includes salary, bonus and short term incentive compensation programs (EIP), but excludes equity compensation plans (stock options and restricted shares) and long term incentive compensation programs.

Bartlett Plan

The Company assumed the Bartlett Plan upon its acquisition of Alliance Bancorporation, Inc. in 2004. The Bartlett Plan provides Mr. Bartlett a benefit upon normal retirement at age 65, or upon disability prior to age 65, in the amount of $125,000 per year payable monthly. In the event of Mr. Bartlett's death prior to January 1, 2023, a variable death benefit is payable pursuant to the plan's death benefit schedule. The death benefit ranges from a low of $51,911 for death in 2022 to a high of $854,132 for death in 2013, with a benefit payable of $520,913 for death in 2009. Mr. Bartlett is fully vested in both the retirement and death benefits under the plan.  The benefits under the plan are designed in conjunction with a life insurance policy acquired at the time the plan was established, barring extraordinary circumstances, the earnings of the policy and the proceeds of the policy upon the death of Mr. Bartlett should be sufficient to fully fund the obligations of the Company under the Bartlett Plan.

PENSION BENEFITS

Name	Plan	Number of	Present Value	Payments
	Name	Years Credited	of the Accumulated	During Last
		Service	Benefit	Fiscal Year
		(#)	($)	($)
J. Thomas May	May Plan	[a]	$1,892,798	$0
Robert A. Fehlman			$0	$0
David L. Bartlett	Bartlett Plan	[a]	$655,752	$0
Marty D. Casteel			$0	$0
Robert C. Dill			$0	$0
______________________
[a]
The benefits under the May Plan and the Bartlett Plan are not dependent upon the credited years of service.  Except for disability, death or a change in control, continuous service until the normal retirement age (65) is required under the May Plan. Mr. Bartlett is fully vested in the maximum benefit under the Bartlett Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following or in connection with any termination of employment, including by resignation, retirement or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer's responsibilities. However, in accordance with SEC regulations, no amounts to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms or operation in favor of the executive officers and which are available generally to all salaried employees are reported. Also, the following table does not repeat information disclosed above under the pension benefits table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations,  the termination is assumed to have taken place on the last business day of the Company's most recently completed fiscal year, and the price per share of the common stock is the closing market price as of that date C $27.80.

Cash Payments.  None of the named executive officers presently has an employment agreement which guarantees him employment for any period of time. Therefore, any post-termination payments of salary or severance to any named executive officer would be provided only under the Company's broad-based severance plan in the event of a reduction in force or other termination by the Company without cause or pursuant to a Change in Control Agreement ("CIC Agreement").

The Company has entered into CIC Agreements with certain executives of the Company and the subsidiary banks, including each of the named executive officers, pursuant to which the Company would pay certain salary benefits. The Company would make such payments only upon a change in control, and if the Company terminates an executive without "Cause" or the executive resigns within six months after a "Trigger Event."  Additionally, in the case of the CIC Agreement for Mr. May, such payments will also be due, if Mr. May, within twelve months after a change in control, requests his payments commence. The Company will pay an amount up to two times (one times in the case of Mr. Dill) the sum of (1) highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the Executive Incentive Plan ("EIP") for the current year, or the average EIP bonus paid to the executive over the preceding two years.  The termination compensation is payable within 30 business days following the termination and, at the election of the executive, may be payable in either cash or common stock of the Company. In addition, upon such an event, all outstanding stock options vest immediately and all restrictions on restricted stock lapse.

The CIC Agreements will also provide the executive with continuing coverage under the Company's medical, dental, life insurance and long term disability plans for three years following the change in control date.  Additionally, if the executive is over 55 years of age, the CIC Agreement allows the executive, at his election, to continue medical, dental and life insurance coverage after the initial three year period, at the executive's cost, if the executive is not then eligible to be covered by a similar program maintained by the current employer of the executive or the executive's spouse.  Finally, the CIC Agreements, in the case of Messrs. May, Fehlman, Bartlett and Casteel, require the Company to make a tax "gross-up" payment in the event any of the foregoing benefits subject the executive to the excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Internal Revenue Code.  Please also refer to the discussion of the CIC Agreements above at "Compensation Discussion and Analysis."

Accelerated Vesting of Incentives.  The Company has provided and continues to provide equity and non-equity incentives to the named executive officers through the Company's Executive Stock Incentive Plans ("Stock Plans") and the EIP.  Please also refer to the discussion of equity and non-equity incentives above at "Compensation Discussion and Analysis."

Equity Incentives - Stock Options.  Unvested stock options vest upon the named executive officer's death or disability or upon a change in control.  Further, unvested stock options vest upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested stock options, unless the Board of Directors takes specific action to vest some or all of the unvested options. The value of accelerated options was calculated by multiplying the number of shares times the difference between the closing price of the common stock on the last business day of 2009 and the exercise price of the options. Please refer to the discussions above at "Compensation Discussion and Analysis" for more information about stock options.

Equity Incentives - Restricted Stock.  Unvested restricted stock vests upon the named executive officer's death or disability or upon a change in control.  Further, unvested restricted stock vests upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested restricted stock, unless the Board of Directors takes specific action to vest some or all of the unvested stock. Accordingly, the table below reflects the accelerated vesting of this stock upon the named executive officer's qualified retirement, death or disability or upon a change in control. An executive forfeits all undistributed shares upon the termination of the executive's employment for all other reasons.

Non-Equity Incentives - EIP.  The EIP does not provide for an acceleration of entitlement or a satisfaction of performance measures upon a change in control. Therefore the plan could be terminated or modified following a change in control and the participants would not receive any incentive compensation under the EIP for the year in which the change in control occurred.  For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the Company's most recently completed fiscal year. That date coincides with the last date of the performance period under EIP for 2009. As a result of such assumption, the Company could make a full payment under the terms of EIP based on the achievement of EIP goals for the year ending December 31, 2009, and such amounts would not be increased or enhanced as the result of the executive's termination or the change in control. Such amounts are reported in the Summary Compensation Table.

Retirement Plans - May Plan.  Upon a change in control, Mr. May becomes fully vested in the benefits under the May Plan.  Payment of the benefits would commence on the first day of the seventh calendar month following his termination of services to the Company.  In the absence of a change in control, upon the death or disability of Mr. May or his retirement at or after age 65, his benefits under the May Plan become fully vested and are payable commencing on the first day of the seventh month after such event.  In the event of the termination of Mr. May's employment under any other conditions prior to his attaining age 65, all benefits under the May Plan are forfeited.  For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the most recently completed fiscal year. As a result of such assumption, Mr. May would become fully vested in the benefits under the May Plan.

Retirement Plans - Bartlett Plan.  Mr. Bartlett is currently fully vested in the maximum benefit payable under the Bartlett Plan.  His entitlement to the benefits under the plan is not affected by his death, disability, termination of service or a change in control of the Company.  Payment of the benefits would commence on the first day of the seventh calendar month following his termination of services to the Company.  For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the most recently completed fiscal year. Since Mr. Bartlett is already fully vested in his benefit under the Bartlett Plan, the assumed change in control would not increase or otherwise enhance the benefit payable to Mr. Bartlett under the plan.

Miscellaneous Benefits.  Under the CIC Agreements, which are discussed above at "Compensation Discussion and Analysis," the Company is obligated to pay certain other benefits. This includes continuation of medical, dental,  life and long term disability insurance coverage for three years from the date of the change in control and certain tax gross-up payments. The conditions to the Company's obligations under the CIC Agreements are discussed above. Except for these benefits payable under the CIC Agreements, the Company has no obligation to continue any other perquisites after a named executive officer's employment terminates.

				Involuntary or
		Involuntary		Trigger Event
Executive Benefits and	Voluntary	Not for Cause	For Cause	Termination
Payments upon Termination	Termination	Termination	Termination	(CIC)
J. Thomas May
Cash payments	$0	$0	$0	$1,435,451 [a	]
Accelerated Vesting of Incentives [b]	$0	$0	$0	$180,839 [c	]
Retirement Plan	$0	$0	$0	$1,858,682 [d	]
Other Benefits [e]	$0	$0	$0	$31,627 [f	]
Robert A. Fehlman
Cash Payment	$0	$0	$0	$542,346 [a	]
Accelerated Vesting of Incentives [b]	$0	$0	$0	$75,092 [g	]
Retirement Plans	$0	$0	$0	$0
Other Benefits [e]	$0	$0	$0	$30,548 [h	]
David L. Bartlett
Cash Payments	$0	$0	$0	$789,697 [a	]
Accelerated Vesting of Incentives [b]	$0	$0	$0	$170,333 [i	]
Retirement Plans [j]	$0	$0	$0	$0
Other Benefits and Tax Gross-Up[k]	$0	$0	$0	$235,984 [l	]
Marty D. Casteel
Cash Payment	$0	$0	$0	$542,346 [a	]
Accelerated Vesting of Incentives [b]	$0	$0	$0	$61,526 [m	]
Retirement Plans	$0	$0	$0	$0
Other Benefits and Tax Gross-Up [k]	$0	$0	$0	$161,776 [n	]
Robert C. Dill
Cash Payments	$0	$0	$0	$206,178 [a	]
Accelerated Vesting of Incentives [b]	$0	$0	$0	$45,310 [o	]
Retirement Plans	$0	$0	$0	$0
Other Benefits [e]	$0	$0	$0	$30,137 [p	]
_____________________
[a]
Under the Change in Control Agreements ("CIC") between certain named executive officers and the Company, upon the occurrence of a change in control, severance cash payments will consist of either one or two times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the EIP for the current year, or the average EIP bonus paid to the executive over the prior two years.

[b]
The payment due the named executive officer due to certain termination triggers, related to the Company's incentive programs (EIP, Stock Options and Restricted Stock) is made based on the specific terms and conditions associated with each plan.

[c]	Due to the assumed separation, Mr. May is entitled to an incremental value of $180,839 for unvested restricted stock, as of December 31, 2009.
[d]
Mr. May's benefit under the May Plan becomes fully vested upon a change in control and the monthly benefit would commence on the seventh month after his termination of service.  The information related to the May Plan has been previously disclosed in the Pension Benefits Table.  The value disclosed is the present value of Mr. May's benefit.

[e]
The named executive officer is not receiving any enhanced payments regarding the Other Benefits as a result of the termination trigger. The amounts related to Other Benefits include the costs associated with continued participation in the Company's health and welfare benefit plans under applicable CIC Agreements.

[f]	Upon a change in control, Mr. May would receive a monthly benefit of $879 for the next 36 months for purposes of continued health and welfare benefits under the CIC.
[g]
Due to the assumed separation, Mr. Fehlman is entitled to an incremental value of $75,092. This value represents gains of $74,448 for unvested restricted stock and $644 for unvested stock options, both as of December 31, 2009.

[h]	Upon a change in control, Mr. Fehlman would receive a monthly benefit of $849 for the next 36 months for purposes of continued health and welfare benefits under the CIC.
[i]
Due to the assumed separation, Mr. Bartlett is entitled to an incremental value of $170,333. This value represents gains of $157,904 for unvested restricted stock and $12,429 for unvested stock options, both as of December 31, 2009.

[j]
Mr. Bartlett is not receiving any enhanced payments regarding the Bartlett Plan as a result of the termination trigger. Mr. Bartlett was fully vested in the maximum benefit under the plan at all times during 2009. The amounts related to the retirement plans have been previously disclosed in the Pension Benefits Tables.

[k]
The named executive officer is not receiving any enhanced payments regarding their Other Benefits as a result of the termination trigger. The amounts related to Other Benefits include the costs associated with continued participation in the Company's health and welfare benefit plans under the applicable CIC Agreement.  The amount related to the tax gross-up is a reimbursement for certain excise taxes that would be applicable to the cash severance payment under the CIC.

[l]
Upon a change in control, Mr. Bartlett would receive a monthly benefit of $845 for the next 36 months for purposes of continued health and welfare benefits and a tax gross-up payment of $205,556 under the CIC.

[m]
Due to the assumed separation, Mr. Casteel is entitled to an incremental value of $61,526. This value represents gains realized of $60,882 for unvested restricted stock and $644 for unvested stock options, both as of December 31, 2009.

[n]
Upon a change in control, Mr. Casteel would receive a monthly benefit of $864 for the next 36 months for purposes of continued health and welfare benefits and a tax gross-up payment of $130,688 under the CIC.

[o]
Due to the assumed separation, Mr. Dill is entitled to an incremental value of $45,310. This value represents gains realized of $44,730 for unvested restricted stock and $580 for unvested stock options, both as of December 31, 2009.

[p]	Upon a change in control, Mr. Dill would receive a monthly benefit of $837 for the next 36 months for purposes of continued health and welfare benefits under the CIC.

DIRECTOR COMPENSATION

The following table provides information with respect to the compensation of Directors of the Company during 2009, the most recently completed fiscal year.

All Directors received an annual retainer of $12,000, except the lead director, Harry L. Ryburn, who receives an annual retainer of $15,000. All Directors received $750 for each meeting of the Board attended.  In addition, each Director who serves as a committee chairman receives $600 for each committee meeting attended and other Directors receive $400 for each committee meeting attended.  Any director attending a meeting by teleconference, rather than in person, received a fee of $375.

The Company maintains a voluntary deferred compensation plan in which non-employee directors may defer receipt of any part or all of their respective directors fees, including retainer fees, meeting fees and committee fees.  The director must elect to participate in the plan prior to the calendar year for which the deferral will be applicable.  Upon election a director must elect the form of payment (lump sum or annual installments over two to five years) and the date of payment (attainment of a specified age or cessation of serving as a director of the Company).  The sums deferred under the plan are credited to an account for the director along with earnings on the deferred sum at an interest rate equal to the yield on the ten year U. S. Treasury Bond, computed quarterly.

The Company adopted a stock option plan for its outside directors in 2006.  At the 2007 annual meeting, the shareholders approved the modification of the stock option plan to also allow the outright grant of shares of the Company's stock to the Directors under the plan. During 2009, outright grants of 325 shares of the Company's stock were made to each director, except the lead director, who received a grant for 500 shares and the chairman of the Audit & Security Committee, who received a grant for 400 shares.  The grants were made on May 26, 2009. These shares are immediately vested.  In accordance with SEC regulations, outright grants of stock are valued in accordance with the terms of the plan and consistent with Accounting Standards Codification Topic 718, Compensation – Stock Compensation, at the closing price of the stock on the last trading date preceding the date of grant. The Company discloses such expense ratably over the vesting period, however, since the stock is fully vested upon grant, all of the expense related to the stock grants are disclosed in the table.

Each Director under the age of 70 is provided coverage under the Company's group term life insurance program. Directors up to age 65 receive a death benefit of $50,000 and directors over 65 but less than 70 years of age receive a death benefit of $25,000. The policy triples the death benefit in the case of accidental death.  In addition, each Director is reimbursed for out of pocket expenses, including travel.

DIRECTOR COMPENSATION

Name	Fees Earned or	Stock	All Other	Total
	Paid in Cash	Awards	Compensation	($)
	($)	($) [a]	($) [b]
William E. Clark, II	$28,325	$7,803	$114	$36,242
Steven A. Cossé [c]	$25,975	$7,803	$114	$33,892
Edward Drilling	$20,975	$7,803	$114	$28,892
Eugene Hunt [d]	$16,075	$0	$67	$16,142
George A. Makris, Jr. [e]	$35,425	$9,604	$4,945	$49,974
J. Thomas May [f]	$0	$0	$0	$0
W. Scott McGeorge	$28,175	$7,803	$114	$37,658
Stanley E. Reed [g]	$26,800	$7,803	$1,680	$36,283
Harry L. Ryburn [h]	$46,625	$12,005	$0	$58,630
Robert L. Shoptaw	$20,875	$7,803	$114	$28,792
______________________
[a]
The computation is based upon the closing market price of $24.01 on the last trading day preceding the grant date (May 26, 2009).  The grant date fair value calculated in accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation, are reported in this column. Please refer to footnote 10 to the Company's financial statements for a discussion of the assumptions related to the calculation of such value.

[b]
Amounts in this column reflect life insurance premiums for the directors, and in the case of Messrs. Makris and Reed, earnings on their deferred director's fees under the directors deferred compensation plan in the amounts of $4,831 and $1,566, respectively.

[c]	The cash fees paid to Steven A. Cossé also include cash director fees paid for his service as a director of Simmons First Bank of El Dorado, in the amount of $5,750.
[d]	The stock awards to directors were made in 2009 prior to Mr. Hunt being appointed as a Director.
[e]	For 2009, Mr. Makris elected to participate in the deferred compensation plan and deferred $35,425 into the plan.
[f]
J. Thomas May, the Chief Executive Officer of the Company, does not receive directors fees or otherwise participate in the director compensation programs set forth herein.  His compensation is disclosed in the preceding discussion concerning Executive Compensation.

[g]	For 2009, Mr. Reed has elected to participate in the deferred compensation plan and deferred $26,800 into the plan.
[h]	The cash fees paid to Harry L. Ryburn also include cash director fees paid for his service as a director of Simmons First National Bank, in the amount of $8,750.

AUDIT & SECURITY COMMITTEE

During 2009, the Audit & Security Committee was composed of George A. Makris, Jr. (Chairman), William E. Clark, II, Eugene Hunt, W. Scott McGeorge, Stanley E. Reed and Harry L. Ryburn.  Each of the listed committee members are independent as defined in Rule 5605 of the NASDAQ listing requirements.  This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries and the control systems of management and internal accounting controls. The Audit & Security Committee has adopted a charter, which is available for review in the Investor Relations portion of the Company's web site: www.simmonsfirst.com.  This committee met 16 times in 2009. Attached as Annex A to this Proxy Statement is the Audit & Security Committee Charter adopted by the Board of Directors establishing the duties and responsibilities of this committee.

The Board has determined that none of the members of the Audit & Security Committee meet the definition of "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit & Security Committee receives directly or has access to extensive information from reviews and examinations by the Company's internal auditor, independent auditor and the bank regulatory agencies having jurisdiction over the Company and its subsidiaries. The Company has not retained an audit committee financial expert to serve on the Board or the Audit & Security Committee because the Board believes that the present members of the committee have sufficient knowledge and experience in financial affairs to effectively perform their duties.

The Company is required to obtain pre-approval by the Audit & Security Committee for all audit and permissible non-audit services obtained from the independent auditors.  All services obtained from the independent auditors during 2009, whether audit services or permitted non-audit services, were pre-approved by the Audit & Security Committee. The Audit & Security Committee has not adopted any additional pre-approval policies and procedures, but consistent with its charter, it may do so in the future.

The Audit & Security Committee issued the following report concerning its activities related to the Company for the previous year:

The Audit & Security Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2009 with management.

The Audit & Security Committee has discussed with BKD, LLP ("BKD"), its independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

The Audit & Security Committee has received the written disclosures and the letter from independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit & Security Committee concerning independence, and has discussed with the independent accountants the independent accountants' independence; and

Based upon the foregoing review and discussions, the Audit & Security Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

In its analysis of the independence of BKD, the Audit & Security Committee considered whether the non-audit related professional services rendered by BKD to the Company were compatible with maintaining the principal accountant's independence.

AUDIT & SECURITY COMMITTEE

William E. Clark, II	Eugene Hunt	George A. Makris, Jr.
W. Scott McGeorge	Harry L. Ryburn	Stanley E. Reed

PROPOSAL TO RATIFY SELECTION OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit & Security Committee of the Board of Directors selected the accounting firm of BKD, LLP as independent auditors of Simmons First National Corporation and its subsidiaries for the year ending December 31, 2010 and seeks ratification of the selection by the Company's shareholders.

Audit Fees

The aggregate fees billed to the Company for professional services rendered by BKD for the audit of the Company's annual financial statements for the year ended December 31, 2009 and the reviews of the financial statements included  in the Company's Form 10-Q's for 2009 were $489,351. The aggregate fees billed to the Company by BKD for such services in 2008 were $427,472.

Audit Related Fees

The aggregate fees billed to the Company for professional services rendered by BKD for the audit related fees during 2009 were $68,364. The aggregate fees billed to the Company by BKD for such services in 2008 were $57,341.  These services are primarily for the audits of employee benefit plans for which Simmons First Trust Company, N.A.

("SFTC") is a fiduciary and for the audit of the common trust funds maintained by SFTC.

Tax Fees

The aggregate fees billed to the Company for professional services rendered by BKD for tax services and preparation of tax returns during 2009 were $37,664. The aggregate fees billed to the Company by BKD for such services in 2008 were $38,120.

All Other Fees

There were no fees billed to the Company by BKD for services other than those set forth above.

Shareholder ratification of the Audit & Security Committee=s selection of BKD as our independent auditors for the year ending December 31, 2010 is not required by our Bylaws or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of BKD to our shareholders for ratification. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the annual meeting.  If the selection of BKD as our independent auditors for the year ending December 31, 2010 is not ratified, the matter will be referred to the Audit & Security Committee for further review.

Representatives of BKD will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF BKD AS OUR INDEPENDENT AUDITORS FOR 2010.

APPROVAL OF THE SIMMONS FIRST NATIONAL CORPORATION
EXECUTIVE STOCK INCENTIVE PLAN – 2010

The fourth item to be acted upon at the annual meeting is a proposal to approve the Simmons First National Corporation Executive Stock Incentive Plan - 2010 (the "2010 Plan"), which has the purpose, among others, of supplementing the previous stock option and stock incentive plans of the Company.  The most recently adopted plan, the Simmons First National Corporation Executive Stock Incentive Plan - 2006 ("2006 Plan") has only 37,712 shares (plus any shares related to outstanding options which terminate or lapse) remaining to be granted, and the prior plans have less than 1,000 shares remaining to be issued and, therefore have practically served their purpose and usefulness to the Company.  The number of shares reserved for issuance under the 2010 Plan (subject to adjustment for changes in capitalization and certain unusual or non-recurring events) is 500,000 shares of Class A Common Stock.  The 2010 Plan also provides that shares subject to terminated or expired options granted under it again become available for grant.  The Board of Directors of the Company, at its January 25, 2010 meeting, approved the 2010 Plan, which is by its terms subject to shareholder approval.

The 2010 Plan states that its purposes are to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.  The 2010 Plan gives the Board of Directors, which will administer it, a high degree of authority and discretion, including selecting participants from time to time from among the executive, administrative, professional or technical personnel of the Company, its affiliates and subsidiaries who have the principal responsibility for the management, direction and financial success of the Company and determining the nature and amount of the awards to them.  Consequently the benefits or amounts that will be allocated or received under the 2010 Plan or which would have been allocated or received had the 2010 Plan been in effect for 2009 cannot currently be determined.

The 2010 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights ("SARs") and restricted stock covering in the aggregate up to 500,000 shares.  Eligibility to participate in the 2010 Plan is limited to key officers of the Company and its subsidiaries as identified by the Board of Directors of the Company.  In administering the Company's prior stock incentive plans with similar eligibility requirements, the Company has identified 42 key officers of the Company and its subsidiaries as satisfying the eligibility requirements.

The exercise price for any option may not be less than the fair market value of the stock on the date of the grant.  The 2010 Plan contains no limitation upon the price at which restricted stock may be granted.  Upon exercise, the price must be paid in full either in cash or, upon approval of the Board of Directors, in previously acquired shares of SFNC stock or a combination of cash and previously acquired shares of SFNC stock.  No option shall be exercisable after the tenth anniversary of its grant and no award under the 2010 Plan may be granted after January 24, 2020.  The fair market value of 500,000 shares of Common Stock as of February 19, 2010 was $13,355,000, based upon the closing price of $26.71 on the NASDAQ Stock Market's Global Select Market on such date.

With respect to an option granted under the 2010 Plan which qualifies as an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code, for federal income tax purposes, no income is recognized by the optionee when such option is granted or exercised pursuant to the 2010 Plan and the Company recognizes no income or deduction upon such grant or exercise.  However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be a tax preference item in the year of exercise for purposes of the alternative minimum tax imposed by section 55 of the Internal Revenue Code. Generally, an optionee's basis in the shares received upon exercise of an option (the "option shares") will be the exercise price paid by him for the option shares.  However, for purposes of calculating alternative minimum taxable income in the year the option shares are sold, the basis of such option shares is increased to the fair market value of the stock at the time of exercise.

If an optionee does not dispose of option shares within the later of two years from the date of option grant or one year after the transfer of the option shares to the optionee (the "holding period"), any gain or loss upon disposition of the option shares will be treated, for federal income tax purposes, as long term capital gain or loss, as the case may be.  A "disposition" includes a sale, exchange, gift or other transfer of legal title.  If the option shares are disposed of within the holding period, all or part of the gain, if any, may be characterized as ordinary income based upon the relationship of the sale price of the option shares to the exercise price of the option shares.  Any loss resulting from the disposition of option shares within the holding period may be either long term or short term capital loss depending upon the period the shares were held prior to disposition.  Ordinary income received due to a disposition of option shares within the holding period will be treated as additional compensation to the optionee, subject to federal income tax withholding and employment tax.  All ordinary income of the optionee due to a disposition during the holding period is a deductible compensation expense for the Company.

With respect to an option which does not qualify as an incentive stock option within the meaning of Internal Revenue Code section 422 (a "non-qualified option"), for federal income tax purposes, no income is recognized by the optionee when such option is granted pursuant to the 2010 Plan and the Company recognizes no income or deduction upon such grant.  Upon exercise of a non-qualified option, the difference between the fair market value of the shares acquired at the time of exercise (the "option shares") and the option price of such shares will be treated for federal income tax purposes as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Company will receive a corresponding tax deduction.  An optionee's basis in option shares will be the fair market value thereof on the date of exercise. Generally, subsequent sales of such shares will result in recognition of capital gain or loss, which may be long term or short term, depending on how long the option shares were held before the disposition.  Special rules apply for purposes of determining the amount of ordinary income upon disposition of option shares in the case of persons subject to Section 16(b) of the Securities Exchange Act of 1934.

With respect to SARs granted under the 2010 Plan, cash amounts received upon exercise of a SAR will be treated for federal income tax purposes as ordinary income received as additional compensation, subject to federal income tax withholding and employment taxes, and the Company will receive a corresponding tax deduction.

With respect to the restricted stock, generally, absent an election by the participant described below, there will be no federal income tax consequences to either the participant or the Company upon the grant or receipt of the restricted stock.  A participant will recognize income, for federal income tax purposes, at the time that the restrictions with respect to any portion of the restricted stock is removed, in an amount equal to the fair market value of the shares that are unconditionally vested on that date.  Such income will be treated as ordinary income received as additional compensation, subject to federal income tax withholding and employment taxes, and the Company will receive a corresponding tax deduction.  Prior to the removal of restrictions with respect to an award, a participant's basis in the stock is the amount, if any, he is required to pay for the stock.  Upon removal of the restrictions, the participant's basis will be the fair market value of the stock on the date the restrictions are removed.  The length of the existence of the restrictions, i.e., vesting schedule, is subject to determination by the Board for each grant of restricted stock.

A participant may elect to recognize ordinary income in the taxable year in which the restricted stock is granted, in an amount equal to the fair market value of all shares of restricted stock awarded to the participant (notwithstanding the restrictions with respect to such stock) on the date of the award.  Thereafter, any subsequent appreciation or depreciation of the stock will be treated as capital gain or loss, as the case may be, which is recognized upon disposition of the stock.  Such election must be made within the time limits set forth in the Internal Revenue Code.

The 2010 Plan may be amended in any manner by the Board of Directors, subject to shareholder approval to meet any applicable securities law provisions.  The 2010 Plan also provides that all stock options shall become immediately exercisable and all restrictions on the restricted stock shall terminate in the event of a "change in control."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4 & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company.  Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal year, provided to the Company by such persons, the Company has identified that each of Eddie Drilling, Robert C. Dill and Eugene Hunt failed to timely file a Form 4 during 2009.

FINANCIAL STATEMENTS

A copy of the annual report of the Company for 2009 on Form 10-K required to be filed with the Securities and Exchange Commission, including audited financial statements, is enclosed herewith.  Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

PROPOSALS FOR 2011 ANNUAL MEETING

Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2011 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 18, 2010. Shareholders who intend to present a proposal at the 2011 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than January 17, 2011. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Management knows of no other matters to be brought before this annual meeting.  However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 18, 2010

ANNEX A

SIMMONS FIRST NATIONAL CORPORATION
AUDIT AND SECURITY COMMITTEE CHARTER

JANUARY 2010

This charter identifies the purpose, authority, composition, meeting requirements and responsibility of the Audit and Security Committee of Simmons First National Corporation.

PURPOSE

The Audit and Security Committee is appointed by the Board of Directors to assist in its oversight responsibilities for (1) the integrity and accuracy of financial reporting process (2) Corporation’s process for monitoring compliance with laws and regulations and code of conduct (3) the system of internal control and (4) the audit process.

AUTHORITY

The Audit and Security Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility with funding provided through the Corporation’s Audit Group budget.  It is empowered to:

•	Appoint, compensate and oversee the work of any registered public accounting firm employed by the Corporation. External auditor shall report directly to the Committee.
•	Resolve any disagreements between management and the auditor regarding financial reporting.
•
Pre-approve all services provided by the independent external auditors’, provided the Chairman of the Committee be authorized to approve requests for services between scheduled meetings of the Committee.  Interim action will be presented to the Committee at the next scheduled meeting.

•	Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.
•	Seek any information it requires from employees – all of whom are directed to cooperate with the Committee’s requests.
•	Meet with officers, external auditors, or outside counsel as necessary.

COMPOSITION

The Audit and Security Committee shall:

•	Consist of at least three members comprised of independent directors satisfying the independence standard as defined by the applicable listing standards of the NASDAQ.

•	Committee Chairman will be appointed by the Board or its nominating committee.
•
Committee will strive to maintain at least one member with past employment experience in finance or accounting, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

MEETINGS

The Committee will meet at least quarterly, with the authority to convene additional meetings, as circumstances require.  All committee members are expected to attend each meeting, in person or via tele- or video-conference.  The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary.  It will hold private meetings with auditors in executive sessions.  Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials, as available.  Minutes will be prepared.

RESPONSIBILITIES

The Committee will carry out the following responsibilities:

Financial Statements

•
Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

•	Review the annual financial statements, and consider whether they are complete and consistent with information known to the committee members.
•	Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.
•	Review with management and the external auditors all matters required to be communicated to the Committee under Generally Accepted Auditing Standards.
•	Understand how management develops interim financial information, and the nature and extent of the internal and external auditor involvement.
•
Review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control

•	Consider the effectiveness of the Corporation’s internal control system, including information technology security and control.
•
Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management responses.

Internal Audit

•	Review with management and the audit group manager the charter, activities, staffing, and organizational structure of the internal audit function.
•	Have final authority to review and approve the annual audit plan and all major changes to the plan.
•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the audit group manager.
•	Consider the effectiveness of the internal audit function.
•	On a regular basis, meet separately with the audit group manager to discuss any matters that the Committee or internal audit believes should be discussed privately.

External Audit

•	Review the external auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.
•	At Committee discretion, meet with the external auditor prior to the audit to review the planning and staffing of the audit.
•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.
•	Discuss with the external auditor all matters required to be discussed by the Statement on Auditing Standards No. 114 relating to the conduct of the audit.
•
Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the company, including non-audit services, and discussing the relationships with the auditors.

•	Review with the external auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and responses to that letter. Review should include:

o	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.
o	Any disagreements with management regarding financial reporting.
o	Any changes required in the planned scope of the internal audit function.
o	Internal audit responsibilities, budget and staffing.

•	On a regular basis, meet separately with the external auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

Compliance

•
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.
•	Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.
•	Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

•	Regularly report to the Board of Directors about Committee activities, issues, and related recommendations.
•	Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.
•
Report annually to the shareholders, describing the Committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the Corporation issues that relate to Committee responsibilities.

Other Responsibilities

•	Perform other activities related to this charter as requested by the Board of Directors.
•	Institute and oversee special investigations as needed.
•	Review and assess the adequacy of the committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.
•	Confirm annually that all responsibilities outlined in this charter have been carried out.
•	Evaluate the Committee's and individual members' performance on a regular basis.
•	Meet at least annually with the chief financial officer, audit group manager and the external auditor in separate executive sessions.
•	Establish and document procedures to respond to internal and external complaints received on accounting and auditing matters. (See Appendix A)

Limitation of Audit Committee’s Responsibilities

While the Audit and Security Committee has the responsibility and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such duties are the responsibility of management and the independent auditor.

APPENDIX A

SIMMONS FIRST NATIONAL CORPORATION

Procedures for the Submission of Complaints or
Concerns Regarding Financial Statement Disclosures,
Accounting, Internal Accounting Controls or Auditing Matters

1.
Any complaints received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters received by Simmons First National Corporation ("SFNC") or any of its subsidiaries shall be forwarded to the Audit and Security Committee of the SFNC Board of Directors.

2.
Any employee of SFNC or its subsidiaries may submit, on a confidential, anonymous basis if the employee so desires, any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters by setting forth such concerns in writing and forwarding them to the address below in a sealed envelope to the Chairman of the Audit and Security Committee, or to the Corporate Secretary, such envelope to be labeled with a legend such as: "To be opened by the Audit and Security Committee only."  If an employee would like to discuss any matter with the Audit and Security Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Committee deems it appropriate.  Any such envelopes received by the Corporate Secretary shall be promptly forwarded unopened to the Chairman of the Audit and Security Committee.

3.
At each of its meetings, including any special meeting called by the Chairman of the Committee following the receipt of any information pursuant to this Appendix, the Audit and Security Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

4.	The Audit and Security Committee shall retain any such complaints or concerns for a period of no less than 7 years.

Chairman, Audit and Security Committee
Simmons First National Corporation
P. O. Box 7009
Pine Bluff, AR  71611-7009
(To be opened by the Audit and Security Committee only)

Secretary, Corporate Board
Simmons First National Corporation
P. O. Box 7009
Pine Bluff, AR  71611-7009
(To be opened by the Audit and Security Committee only)

PROXY BALLOT
SIMMONS FIRST NATIONAL CORPORATION
April 20, 2010

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 20, 2010

The undersigned hereby constitutes and appoints William C. Bridgforth, Robert A. Fehlman and Marty D. Casteel as Proxies, each with the power of substitution, to represent and vote as designated on this proxy ballot all of the shares of common stock of Simmons First National Corporation held of record by the undersigned on February 19, 2010, at the Annual Meeting of Shareholders to be held on April 20, 2010, and any adjournment thereof.

This proxy, when properly executed, will be voted as directed.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

(1)            To fix the number of directors at ten:
□  FOR                      □ AGAINST                                           □   ABSTAIN

(2)            ELECTION OF DIRECTORS (mark only one box):
□ FOR ALL NOMINEES
□WITHHOLD AUTHORITY FOR ALL NOMINEES
□ WITHHOLD AUTHORITY FOR CERTAIN NOMINEES below whose names have been lined through:

William E. Clark, II	Steven A. Cossé	Edward Drilling	Eugene Hunt
George A. Makris, Jr.	J. Thomas May	W. Scott McGeorge	Stanley E. Reed
Harry L. Ryburn	Robert L. Shoptaw

(3)	To consider adoption of the Simmons First National Corporation Executive Stock Incentive Plan – 2010;
□  FOR                      □ AGAINST                                           □   ABSTAIN

(4)
To Ratify the Audit & Security Committee's selection of the accounting firm of BKD, LLP as independent auditors of Simmons First National Corporation and its subsidiaries for the year ending December 31, 2010:

□  FOR                      □ AGAINST                                           □   ABSTAIN

(5)
Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned acknowledges receipt of this ballot, Notice of Annual Meeting, Proxy Statement and Annual Report.

_____________________________________________                        _________________
Signature(s) of Shareholder(s)                                                                                          Date

_____________________________________________                        _________________
Signature(s) of Shareholder(s)                                                                                          Date

IMPORTANT:  Please date and sign this proxy ballot exactly as the ownership appears below.  If held in joint ownership, all owners must sign this ballot.  Please return promptly in the envelope provided.